UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
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(Amendment No. )

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Ovintiv Inc.
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Peter Dea
Ovintiv
MSA

MARCH 25, 2026

A Message From Our Board Chair

At Ovintiv, we believe that consistent execution, both operationally and strategically, coupled with strong governance, are the foundations of long-term shareholder value creation. Our independent Board provides comprehensive oversight of strategy, capital allocation, safety, sustainability, and enterprise risk, while actively engaging with shareholders through our annual outreach program to ensure our decisions align with long-term shareholder interests. These guiding principles shaped a year of tremendous progress for Ovintiv. With a clear strategy and disciplined execution, we are positioned to deliver durable Free Cash Flow and superior returns for our shareholders.

Looking back on 2025, our team delivered another year of operational excellence, disciplined capital allocation, and strategic advancement. We seamlessly and safely integrated the Montney oil assets acquired from Paramount Resources Ltd. earlier in the year, achieving our synergy target and strengthening our position as the premier operator in the play. We also completed the divestiture of our Uinta assets, further streamlining our portfolio and sharpening our focus on our core positions in the Permian and the Montney.

In November, we announced the acquisition of NuVista Energy Ltd., a pure-play Montney oil company, along with the planned divestiture of our Anadarko assets. The acquisition closed in February 2026 and is immediately accretive across all key financial metrics, extending our premium oil inventory life and enhancing our ability to generate durable Free Cash Flow. Subsequently, we announced an agreement to divest our Anadarko Basin assets, which is expected to materially accelerate debt reduction and strengthen our capacity to return greater Free Cash Flow to shareholders. Since 2023, we have added more than 3,200 oil locations in the Permian and Montney at compelling acquisition costs, marking the culmination of a purposeful, multi-year portfolio transformation and cementing Ovintiv as the Permian-Montney powerhouse.

Our commitment to operational excellence and continuous improvement was evident throughout 2025. Ovintiv exceeded its original production guidance by 10 Mboe/d while delivering this outperformance with approximately $50 million less capital than planned and operating costs that came in below guidance. These results reflect our embedded culture of innovation and continuous improvement, which drives efficiency gains across every level of the business. Leveraging advanced analytics and artificial intelligence, we optimized drilling and completions parameters in real time, accelerated cycle times, and proactively identified risks. These results translated all the way through to the bottom line, where we generated more than $1.6 billion of non-GAAP Free Cash Flow, similar to last year despite a materially lower oil price.

Safety is a foundational value at Ovintiv. Under direct Board oversight, our Company continued to deepen a safety leadership mindset, embedding competency-based training and safe decision making into daily operations. In 2025, we reinforced that safety leadership is not just about compliance, but about influencing behaviors and decisions at every level. Our teams turned lessons into action, strengthening hazard recognition, reinforcing controls, and improving decision making to prevent repeat events. These efforts continue to build a resilient, proactive safety culture, where every employee and service provider shares responsibility for safe work and continuous improvement.

On sustainability, we continued to advance our environmental commitments in 2025, reducing our Scope 1 & 2 greenhouse gas (“GHG”) emissions intensity by approximately 9%. With this progress, we have now achieved over 85% of our goal to reduce Scope 1 & 2 GHG emissions intensity by 50% by 2030, relative to 2019 levels. We also made progress on methane intensity and flaring minimization and published our 2024 Sustainability Report—now in its 20th year—detailing these achievements.

We maintain an effective, active, and independent Board that is diverse in both skillset and experience. In January 2025, we welcomed Terri G. King as a new independent director and in January of 2026, we announced Gregory P. Hill as a new independent director, both a part of our ongoing Board refreshment process. We also continued our longstanding practice of direct shareholder engagement, offering meetings to more than two thirds of our shareholder base to solicit feedback that informs governance and strategic priorities.

Despite ongoing macroeconomic and geopolitical uncertainty, Ovintiv’s strategy remains resilient. We have high-graded and focused our portfolio to our highest-return assets, while continuing to drive innovation to lower costs and emissions intensity, and convert resources into durable Free Cash Flow through the commodity cycles. With the NuVista acquisition and planned Anadarko disposition, we are poised to operate a more streamlined portfolio anchored by two of North America’s most valuable oil resources—the Permian and the Montney—while strengthening our balance sheet and enhancing shareholder returns.

As I prepare to retire from my role as Board Chair, I am deeply proud of what our team has accomplished together and grateful for the opportunity to serve Ovintiv’s shareholders. Today, Ovintiv stands among North America’s leading independent E&P companies and enters its next chapter with a strengthened portfolio and a proven strategy to deliver sustainable value for shareholders. I am confident in Steven Nance as our new Board Chair and that Ovintiv’s talented leadership and dedicated employees will achieve even greater milestones in the years ahead.

On behalf of the Board, thank you for your investment in our Company.

PETER A. DEA

CHAIR OF THE BOARD

Ovintiv Inc.	2026 Proxy Statement | 1

2 | 2026 Proxy Statement	Ovintiv Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date 8:00 a.m. (Mountain Time) on May 6, 2026	Place Online at www.virtualshareholder meeting.com/ovv2026	Record Date March 9, 2026	The Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about March 25, 2026

Meeting Agenda

Shareholders will be asked to vote on the following proposals at our 2026 Annual Meeting of Shareholders of Ovintiv (the “Meeting”):

Item		Board Recommendation

1	Election of Directors	FOR each director nominee nominated herein

2	Advisory Vote to Approve Compensation of Named Executive Officers	FOR

3	Ratify PricewaterhouseCoopers LLP as Independent Auditors	FOR

Record Date

Shareholders at the close of business on March 9, 2026 (the “Record Date”) are entitled to receive notice of, and vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 283,335,463 shares of Ovintiv common stock issued and outstanding.

The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 25, 2026.

By Order of the Board,

Meghan N. Eilers

Executive Vice-President, Midstream & Marketing and General Counsel

Ovintiv Inc.

March 25, 2026

Your Vote Is Important

You can vote your shares of Ovintiv common stock in any of the following ways:

ONLINE

Before the Meeting you may vote your shares through the internet by following the directions on your proxy card. Internet voting is available 24-hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the card and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders of record as of the Record Date can vote virtually at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2026. To vote virtually at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

If you are a non-registered shareholder, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of or at the Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY
OF PROXY MATERIALS

The United States Securities and Exchange Commission’s (“SEC”) “Notice and Access” rule permits Ovintiv to deliver a Notice of Internet Availability of Proxy Materials to shareholders in lieu of paper copies of the Company’s Proxy Statement, Annual Report on Form 10-K and related materials (collectively, the “Proxy Materials”). The Notice of Internet Availability of Proxy Materials provides instructions as to how shareholders can access the Proxy Materials through the Internet or, alternatively, request printed copies of the Proxy Materials be sent to them by mail.

Ovintiv Inc.	2026 Proxy Statement | 3

PROXY STATEMENT SUMMARY

This summary is provided for your convenience. It does not contain all of the information you should consider when casting your vote. We encourage you to read this entire Proxy Statement before voting. For additional information, please refer to the 2025 Annual Report on Form 10-K of Ovintiv Inc. (“Ovintiv” or the “Company”) dated February 23, 2026 (the “Annual Report”). Unless noted otherwise, information in this Proxy Statement is as of February 23, 2026. Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP (as hereinafter defined) and, therefore, are considered non-GAAP measures (as hereinafter defined and noted by the † symbol). For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

Business Overview

High Quality Portfolio

•

Significant basin scale in the Permian and Montney, the two largest remaining undeveloped oil resources in North America

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Competitive breakeven costs that deliver strong returns across the commodity price cycle

Deep Inventory of Premium Drilling Locations

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12-15 years of oil & condensate in the Permian, 15-20 in the Montney, and 20+ years of natural gas inventory

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Added >3,200 oil locations in the Permian & Montney since 2023 through disciplined M&A and bolt-ons

Multi-Product Commodity Exposure • Premium return drilling options across both oil & condensate and natural gas • Maximizing price realizations through market diversification strategy

Leveraging Operational Excellence to Drive Efficiencies • Industry-leading operational capability • Optimized development programs enhance margins while minimizing capital expenditures

Generating Durable Returns • Expertise and culture to convert resource to Free Cash Flow† • Disciplined capital allocation

Select 2025 Highlights

Strong Financial Results – Capital efficiency, well productivity, margin maximization and cost controls drove approximately $3.7 billion of cash from operating activities and more than $1.6 billion of Free Cash Flow†.
Substantial Shareholder Returns – Returned more than $600 million to shareholders through our base dividend and share buybacks.
Portfolio High-Grading – Announced (and subsequentially closed) the acquisition of NuVista Energy, adding approximately 930 net 10,000 foot well locations across 140,000 net acres in the Montney oil window. The Company also announced its intention to sell its Anadarko assets and has since executed an agreement to do so. A step that will further streamline the portfolio and significantly strengthen the balance sheet.
Leading Operational Execution – Year-over-year efficiency improvements and optimized base production performance allowed the Company to increase its production guidance two times in 2025 while lowering its capital investment.
Continued Debt Reduction – Lowered Net Debt† by more than $240 million.

Note:

For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.

4 | 2026 Proxy Statement	Ovintiv Inc.

Key Year-End 2025 Business Metrics

FREE CASH FLOW†	FY25 PRODUCTION	PROVED RESERVES	SHAREHOLDER RETURNS	LIQUIDITY
>$1.6B	~615 MBOE/d	~2,300 MMBOE	>$600MM Includes Dividends and Share Buybacks	~$4.5B

Our Approach

At Ovintiv, we believe that consistent execution—operationally, strategically, and financially—combined with strong governance, forms the foundation of long-term shareholder value creation. Our products fuel the world and make modern life possible, and we take seriously our responsibility to produce energy safely, affordably, reliably, and sustainably. Guided by a clear strategy and disciplined execution, we strive to deliver durable Free Cash Flow and superior returns across cycles.

Our independent Board of Directors (the “Board”) provides comprehensive oversight of our strategy, capital allocation, sustainability priorities, and enterprise risk management. The Board and our executive leadership team (“ELT”) actively monitor performance through the Board’s committee structure and engage directly with shareholders through our annual outreach program, ensuring our decisions remain aligned with long-term shareholder interests.

Ovintiv’s culture of innovation and continuous improvement drives efficiency, supports safe operations, and accelerates value creation. Advanced analytics and artificial intelligence enhance our ability to optimize drilling and completions parameters, reduce cycle times, and proactively identify risks. This commitment to operational excellence and disciplined capital allocation underpinned our strong 2025 performance and continued strengthening of our core Permian and Montney positions.

Safety remains a foundational value at Ovintiv. Under direct Board oversight, we continued to embed safety leadership across the organization—reinforcing competency-based training, enhancing hazard recognition, and improving decision-making to prevent repeat incidents. These efforts continue to build a resilient, proactive safety culture in which every employee and service provider shares responsibility for safe work.

Since 2021, we have linked employee and executive compensation to metrics tied to risk oversight and environmental stewardship. This includes targets for Scope 1 & 2 GHG emissions intensity and a total incident severity metric added in 2023 to emphasize serious injury reduction. Our Scope 1 & 2 GHG emissions intensity target remained unadjusted for acquisition or divestiture activity. We have now reduced Scope 1 & 2 GHG emissions intensity by approximately 43% since 2019 and remain on track to achieve our 50% reduction target by 2030.

Strong governance underpins this approach. Our Board is diverse in experience and skillsets and continues to evolve through thoughtful refreshment, including the addition of new independent directors in 2025 and 2026. Through consistent strategy execution, prudent portfolio management, and active engagement with shareholders, we remain focused on sustaining durable excellence and long-term value creation for all stakeholders.

History of Durable Leadership

TRANSPARENT SUSTAINABILITY REPORTING	CHARITABLE GIVING	SCOPE 1 & 2 GHG INTENSITY REDUCTION TARGET
>20 YRS	$11.6M 5 YRS of combined employee and Company-matched charitable giving through Ovintiv Gives	50% BY 2030 ✓ Achieved over 85% of our 2030 goal

A HISTORY OF ROBUST AND TRANSPARENT DISCLOSURE

In May of 2025, Ovintiv published its 2024 Sustainability Report, proudly marking over 20 years of reporting on sustainability efforts and reflecting the tremendous efforts of our team to innovate, drive continuous improvement, solve complex challenges to generate durable returns for our shareholders and manage our environmental footprint.

Ovintiv Inc.	2026 Proxy Statement | 5

OUR COMMITMENT

GOVERNANCE

Our commitment to sustainable practices begins with robust corporate governance. In December 2025, Peter Dea announced his retirement as Chair of the Board.(1) Upon his retirement, Steven Nance will assume the role of Chair, ensuring continuity, thoughtful succession planning, and strong leadership.

To further strengthen governance, the Ovintiv Board added new independent directors in January 2025 and January 2026. The Board also carried out committee rotations in 2025, including chair transitions for both the Human Resources and Compensation (“HRC”) and Corporate Responsibility and Governance (“CRG”) Committees. These changes reflect our ongoing focus on diverse perspectives and effective oversight.

Our Board brings together a wide range of backgrounds and experiences, fostering informed decision-making on risk management and strategic opportunities. With an average tenure of 5.45 years, our directors balance fresh perspectives and independence with deep Company knowledge and strategic insight.

HUMAN CAPITAL

Ovintiv views succession planning as a critical component of our human capital strategy. We believe that strong leadership continuity begins with investing in people – developing talent, fostering diversity, and preparing future leaders to drive long-term success.

Our Board and management team maintain a structured process to identify and develop high-potential individuals for key roles. This includes:

•

Leadership Development Programs: We prioritize training and mentorship to strengthen capabilities across all levels of the organization.

•

Talent Diversity: Succession planning incorporates diverse perspectives and experiences to ensure leadership reflects the breadth of our stakeholders and workforce.

•

Regular Assessments: The Board conducts annual reviews of executive and director succession plans, evaluating readiness, skills, and alignment with strategic priorities.

By embedding succession planning into our human capital framework, Ovintiv ensures leadership transitions are deliberate, transparent, and aligned with our values – supporting sustainable growth and shareholder value.

TRANSPARENCY

•

Marked over 20 years of reporting on sustainability efforts with the publication of our 2024 Sustainability Report in May 2025.

•

Conducted a sustainability priority assessment to refresh and validate sustainability issues important to Ovintiv’s business.

•

Leading industry-wide initiatives through active trade association engagement with the American Exploration & Production Council, the Canadian Association of Petroleum Producers, and the American Petroleum Institute.

•

Produced disclosures aligned with Task Force on Climate-related Financial Disclosures (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) guidance.

EMISSIONS

•

Scope 1 & 2 GHG intensity reduction target tied to compensation (benchmarked to 2019).

•

Achieved over 85% of our 2030 GHG emissions intensity reduction target at year-end 2025 (benchmarked against 2019 results).

To learn more about Ovintiv’s sustainability initiatives, please refer to our Sustainability Report, which is available on our website under the “Sustainability” tab.

Note:

(1)	Mr. Dea will continue as Chair of the Board through the Annual Meeting, with his retirement effective upon the meeting’s adjournment.

6 | 2026 Proxy Statement	Ovintiv Inc.

Strengthening our Safety Culture

At Ovintiv, safety is a foundational value and drives decision-making across the organization. We want every person who steps foot on our worksites to leave in the same condition they arrived.

Throughout 2025, we took deliberate actions to continue to build and strengthen our strong safety culture. We delivered safe decision-making workshops to our staff, focused on proactive hazard identification programs, completed the roll out of a new mandatory Safety Leadership Training program for all employees, and continued our collective commitment to the elimination of serious incidents and fatalities from our worksites. We reinforced our safety-first focus with our second annual company-wide safety commitment day where senior leaders engaged with office and field staff to better understand how they experience safety at Ovintiv.

Shareholder Engagement

We value shareholder feedback and conduct an annual outreach program. This allows our Board and management team to hear directly from our institutional investors so that we understand the factors they consider to be most important when evaluating our Company. This engagement provides an opportunity for our Board and management team to answer questions our shareholders have about our approach to corporate governance, risk oversight, and strategy. In 2025, we continued this long-standing practice by offering engagements to shareholders who own more than two-thirds of our common stock with a focus on governance and sustainability matters, as well as meetings with institutional investors during conferences and industry events.

In 2025, we solicited feedback from shareholders holding >67% of our common stock through our annual outreach program.

Directors joined engagements offered with the Company’s top 10 investors, which included:

•

Independent Board Chair

•

Chair of the Human Resources and Compensation Committee

•

Chair of the Corporate Responsibility and Governance Committee

•

Chair of the Environmental, Health and Safety (“EH&S”) Committee

•

Sustainability team leadership

•

Investor Relations team leadership

Our shareholders expressed strong support for our strategy, risk management, and corporate governance. We also gained valuable feedback during these discussions, which was shared with the full Board and its relevant committees. Our Board is committed to constructive engagement, which fuels ongoing discussions regarding how we can evolve our sustainability, executive compensation, and disclosure practices. In this year’s engagements, we covered a wide range of topics, wherein our shareholders expressed approval of our current practices, and encouraged our Board to continue with our sustainability strategy, active shareholder engagement, and disclosure practices. The following table outlines key items discussed with shareholders during our annual outreach program.

Ovintiv Inc.	2026 Proxy Statement | 7

TOPIC	AREAS OF FOCUS	STATE OF PROGRESS

Enterprise risk management	• Cybersecurity oversight • Board education on evolving risks • CEO Succession Planning

•

Scenario training exercises with management team.

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Continued reporting to the Board’s Audit Committee on a periodic basis.

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Leverage enterprise risk management (“ERM”) system to identify emerging risks, and to assess probabilities and potential financial implications of risks.

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Board met with external cybersecurity assessor and was briefed on assessment results of company cybersecurity maturity.

•

The Board maintains active oversight of management succession planning, including contingency planning in the event of an unexpected transition in executive leadership.

Board composition and refreshment	• Factors in board refreshment • Diversity of experience and expertise	• Three new independent directors in the past three years, enhancing the Board’s balance of tenure, age, background, and perspective. • Rotated committee memberships and committee chairs in 2025.

Artificial intelligence	• Governance of artificial intelligence (“AI”) • Board knowledge of AI use and practices • Board education on evidencing uses and risks

•

On the Board’s field tour to the Montney in 2025, the Board saw firsthand how the Company is using AI to advance efficiency in its operations.

•

The Company established an Acceptance Use of Artificial Intelligence Policy and trained all employees on the policy in its Annual Code of Conduct training.

•

At the Company’s July 2025 strategy session, the Board reaffirmed its focus on core assets and enabling technologies, while evaluating related challenges and opportunities. The discussion also included a review of key topics such as the Company’s current use of AI and potential applications in data analytics, along with an assessment of associated risks and governance considerations.

Human capital management	• Safety culture • Talent pipeline • Succession planning

•

Continued strong performance on Total Recordable Injury Frequency (“TRIF”).

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Sustained focus on the elimination and prevention of Serious Injuries and Fatalities (“SIF”) from our worksites.

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Outreach at multiple education levels to generate interest in energy careers.

•

Strong internal training and succession management.

Environmental disclosures and emissions reduction	• Continuance of emissions reporting • GHG intensity targets • Measurement, targets and progress • Costs of abatement • Technology and innovation • Scenario planning

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Ongoing transparency in emissions disclosure, independent of regulatory mandates.

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Continued progress on our 50% Scope 1 & 2 GHG emissions intensity target, with no change to targets after recent transactions.

•

Comprehensive methane leak detection and repair program.

•

Disclosure aligned with TCFD and SASB.

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Utilizing non-methane venting pneumatics and low-emissions facility design.

Executive compensation	• Target-setting and commodity cyclicality • Performance metrics • Reference benchmarks • Equity vesting periods • Disclosure • Environmental and social metrics

•

91% of total direct compensation for the Chief Executive Officer (“CEO”) and an average of 84% of total direct compensation for the other named executive officers (“NEOs”) is tied to our financial, operational, total shareholder return (“TSR”), safety and sustainability results.

•

Relative TSR and return on invested capital (“ROIC”) drive long-term incentive (“LTI”) program payouts.

•

Complete annual risk assessments of our compensation program.

Innovation	• Profitability and efficiencies • Top tier performance	• Continuous improvement across the Company’s operations. • Create culture of innovation to drive Free Cash Flow† and emissions reduction.

8 | 2026 Proxy Statement	Ovintiv Inc.

Items of Business

Item 1. Election of Directors

The Board of Ovintiv has nominated the following individuals for election as directors. Please refer to page 13 in this Proxy Statement for important information about the qualifications and experience of each of the following director nominees. Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Sippy Chhina Age: 59 Alberta Independent Director Since 2024 Committees: Audit and Reserves	Meg A. Gentle Age: 51 Texas Independent Director Since 2020 Committees: HRC (Chair) and Audit	Gregory P. Hill Age: 64 Wyoming Independent Director Since 2026 Committees: CRG and EH&S	Ralph Izzo Age: 68 New Jersey Independent Director Since 2022 Committees: CRG and EH&S

Terri G. King Age: 64 Texas Independent Director Since 2025 Committees: EH&S and Reserves	Howard J. Mayson Age: 73 Colorado Independent Director Since 2014 Committees: Reserves (Chair) and HRC	Brendan M. McCracken Age: 50 Colorado Non-Independent Director Since 2021	Steven W. Nance(1) Age: 69 Texas Independent Director Since 2019 Committees: EH&S (Chair) and CRG

George L. Pita Age: 64 Florida Independent Director Since 2021 Committees: Audit (Chair) and Reserves	Thomas G. Ricks Age: 72 Texas Independent Director Since 2019 Committees: CRG (Chair) and HRC	Brian G. Shaw Age: 72 Ontario Independent Director Since 2013 Committees: Audit and EH&S

The Board recommends that you vote FOR the election of each of our 11 nominees to serve as directors of the Company until the earlier of (i) Ovintiv’s 2027 Annual Meeting of Shareholders; (ii) in each case, their successor is duly elected and qualified; or (iii) in each case, their death, resignation or removal.

Note:

(1)

In December 2025, the Company announced that the Board unanimously elected Steven Nance to become Chairman of the Board upon Peter Dea’s retirement, to be effective May 6, 2026, upon adjournment of the Company’s Annual Meeting of Shareholders.

Ovintiv Inc.	2026 Proxy Statement | 9

Item 2. Advisory Vote to Approve Compensation of Named Executive Officers

At the Company’s 2023 annual meeting, shareholders voted, on a non-binding advisory basis, to hold say-on-pay votes annually. That recommendation has been adopted by Ovintiv and, accordingly, we are asking our shareholders to approve, on a non-binding advisory basis, our NEO compensation for fiscal year 2025 as disclosed pursuant to Item 402 of Regulation S-K.

The Board recommends that you vote FOR approval of this item because it believes that the policies and practices described in the “Executive Compensation” section beginning on page 42 of this Proxy Statement are effective in achieving the Company’s goals of aligning pay to performance and to each NEOs’ levels of responsibility, encouraging our NEOs to remain focused on both short and long-term financial and strategic goals, and linking NEO compensation to the creation of shareholder value.

Item 3. Ratify PricewaterhouseCoopers LLP as Independent Auditors

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2026. A summary of fees paid to PricewaterhouseCoopers LLP for services provided in fiscal years 2025 and 2024 is provided on page 64 of this Proxy Statement. The Board recommends that you vote FOR this ratification.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-0537

Banks and brokers may call collect: (212) 750-5833

10 | 2026 Proxy Statement	Ovintiv Inc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Item 1: Election of Directors: The Board recommends you vote FOR each director nominee

Our Board has a breadth of experience and a wide range of complementary skills that reflect a wide breadth of perspectives and backgrounds relevant to our industry and strategy. We believe this diverse range of key skills and experiences provide effective oversight of the Company and creates long-term sustainable growth for our Company through successful execution of the Company’s strategic plan. All nominees are currently serving as directors and, with the exception of Mr. Hill, were elected to the Board at the 2025 Annual Meeting of Shareholders. Mr. Dea has previously announced his retirement; he will not stand for re-election at the Meeting. Therefore, the Board has set the number of directors at 11, effective as of the date of the Meeting. Below presents a snapshot of the 11 nominees for election to the Board.

 HOW WE BUILD AN EFFECTIVE BOARD

TENURE	AGE	INDEPENDENCE

The CRG Committee oversees a rigorous, year-round process to ensure the Board has the skills and perspectives necessary to guide the Company’s strategy. Director candidates are evaluated based on leadership experience, governance expertise, industry and functional background, judgement, diversity, and strategic capability. These attributes are assessed against the current Board’s composition to ensure alignment with the Company’s evolving needs.

The CRG Committee is committed to disciplined and proactive Board refreshment and conducts ongoing reviews of director skillsets and actively refreshes the Board to maintain a balance of institutional knowledge and perspectives. More than half of our independent directors come from outside the E&P sector, reinforcing diversity of experience. As shown in the Board Refreshment Timeline below, our strengthened multi-year refreshment plan initiated in 2020, has brought on several new directors, each bringing additional expertise from both within and beyond traditional E&P – providing a strong blend of institutional knowledge and fresh perspectives. Comprehensive orientation and continuing education support effective integration.

The CRG Committee also provides a consistent, in-depth evaluation process for shareholder-recommended nominees, as described in “Shareholder Proposals and Director Nominations” on page 70, and utilized a third-party search firm for the Board’s two most recent independent directors.

 BOARD REFRESHMENT TIMELINE

12 | 2026 Proxy Statement	Ovintiv Inc.

Board Skills Matrix

The skills and expertise of an effective Board need to align with the strategic priorities of Ovintiv. The below skills matrix is tested and assessed regularly and evolves with the needs of the organization. As shown below, each director nominee brings a balance of perspectives.

	Chhina		Hill		King		McCracken		Pita		Shaw

Skills and Expertise		Gentle		Izzo		Mayson		Nance		Ricks

Accounting and Finance: Experience with financial services or complex financial transactions, including both debt and equity.	✓	✓		✓				✓	✓	✓	✓

Environment & Safety: Environmental & Safety experience to identify and adapt to strategic and emerging issues necessary to support long-term value creation and ensure the business remains responsible and durable in the long-term.

	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Financial Reporting: Audit committee financial expert as defined by the U.S. Securities and Exchange Commission.	✓	✓							✓

Governance/Public Company Board Experience: Governance experience gained through board service or experience as a public company executive.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Human Capital Management: Expertise in compensation design and oversight of social issues, including diversity and inclusion.		✓	✓	✓	✓	✓	✓	✓		✓	✓

Industry: Industry experience that provides valuable perspectives on issues specific to the energy sector as well as managing the operations of the complex E&P business.	✓	✓	✓	✓	✓	✓	✓	✓	✓

Public Policy and Government Relations: Experience in government relations, public policy or regulatory matters.		✓	✓	✓	✓	✓	✓				✓

Reserves: Experience reviewing externally disclosed natural gas and oil reserves and resources data.	✓	✓	✓		✓	✓	✓	✓	✓	✓

Risk Management: Experience identifying, managing and mitigating corporate risks including cybersecurity.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology & Innovation: Experience identifying and capturing new technological advances applicable to our business.	✓		✓	✓	✓	✓	✓	✓	✓

CEO/Sr. Officer Experience: Experience working as a CEO or Senior Executive of a public company.		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Background

Tenure	2	5	0	3	1	12	5	7	5	7	13

Age	59	51	64	68	64	73	50	69	64	72	72

Gender	F	F	M	M	F	M	M	M	M	M	M

Race/Ethnicity	✓								✓

Ovintiv Inc.	2026 Proxy Statement | 13

Director Nominees

SIPPY CHHINA Age: 59 Alberta Independent Director Since 2024 Committees: Audit and Reserves

BACKGROUND

Ms. Chhina was a Partner and Vice Chair at Deloitte LLP (“Deloitte”) until December 31, 2023. In addition to Ovintiv, she currently serves as an independent director on other Boards. She is lead director and Audit Committee Chair at Rock point Gas Storage, and a director and Audit Committee Chair at Trans Mountain, a Canadian Crown Corporation. At Deloitte, she served Canadian and global businesses both in an assurance and advisory capacity. In her professional career, she was an audit partner, a quality assurance partner, or the lead advisory partner serving some of Deloitte’s largest public company energy and resource sectors. She has had the privilege of being in many boardrooms advising both directors and members of the C-Suite as a qualified financial expert. Her experience is deep with respect to audits, securities offerings, sustainability reporting, IPOs/MBOs, M&A advisory, strategy and corporate structuring. Her experience includes advising companies operating in sub sectors such as oil and gas, power, renewables, mining and related infrastructure across North America, South America, and Africa. She was also the lead audit partner for investees of certain large Canadian and U.S. private equity and pension funds operating either directly or through infrastructure investments in the Canadian energy and resource sectors.

At Deloitte, Ms. Chhina also held a variety of leadership and management roles, including serving as a member of the board of directors. Over her Deloitte Board tenure, she served on the Compensation Committee, the Board Chair Nominating Committee, and co-chaired both the Strategy, Ethics and Risk Committee, as well as the Audit Quality Committee.

Ms. Chhina is known for her passion for business, her growth-focused leadership, her strength as a strategic advisor, her ability to lead transformative change while simplifying complex issues and her stakeholder-centric approach. She is fluent in English, Hindi, and Punjabi.

CURRENT ROLES

•

Director, Audit Committee Chair, Rock point Gas Storage (2025-Current)

•

Director, Audit Committee Chair, Trans Mountain Corp. (2025-Current)

•

Director, Opportunity International Canada (2026-Current)

•

Chair of the Membership Committee, International Women’s Forum, Calgary Chapter

EDUCATION AND CREDENTIALS

•

Inter Commerce Degree, Sambalpur University, 1985

•

Certified Management Accountant Designation 1989, Society of Management Accountants of Alberta

•

Chartered Accountant Designation, 1993, CPA Canada

•

Deloitte Leadership Development Program, Columbia University Graduate School of Business, December 2006

•

ICD-Rotman Directors Education Program, April 2023, Institute of Corporate Directors, ICD.D, June 2023

•

Deloitte Board Readiness Certification, June 2023

RECOGNITION

•

National Honor Roll, 1992 Uniform Final Exam for Chartered Accountant designation

•

Calgary Influential Women in Business (CIWB) Award Recipient, 2023

•

Awarded a Fellowship in 2024 by CPA Alberta, a recognition granted to CPAs based on career achievements and community impact

PREVIOUS ROLES

•  Director, Deloitte LLP (2016-2023)

•

Compensation Committee

•

Board Chair, Nomination Committee

•

Co-Chair Strategy, Ethics and Risk Committee

•

Co-Chair Audit Quality Committee

•  Partner, Deloitte LLP (2006-2023)

•

Various client service and leadership roles

•  Director, Board Ready Women (2020-2024)

•  Partner, BDO LLP (1999-2006)

•

Various roles from staff accountant to Partner (1991-1999)

•  Financial Consultant, various entities, including construction, financial services, and professional service organizations

•  Financial Analyst to Controller, Bayford Merrifield Inc.

•  Mount Royal University Foundation

•

Governor, 2017-2020

•

Governance Committee

•  Calgary Petroleum Club

•

Board of Governors (2009-2017)

•

Finance Committee

•

Membership Committee

•

Marketing Committee

•

Communications Committee

•

President (Chair) and Past President (Past Chair)

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Industry	Reserves	Risk Management	Technology & Innovation

14 | 2026 Proxy Statement	Ovintiv Inc.

MEG A. GENTLE Age: 51 Texas Independent Director Since 2020 Committees: HRC (Chair) and Audit

BACKGROUND

Ms. Gentle is an energy expert with focused experience in finance, business development, and gas marketing and infrastructure. She combines deep experience with publicly traded companies (serving in numerous senior management positions) with her current role as Executive Director of the Board of HIF Global (“HIF”) – an innovative energy company developing projects to produce advanced fuels from recycled carbon dioxide.

Ms. Gentle’s experience with HIF gives her unique insights into the development of new energy supplies and their impact on traditional energy markets. Prior to HIF, in her leadership roles at Cheniere Energy and Tellurian, she developed large-scale energy infrastructure projects that transformed the U.S. into the largest supplier of liquefied natural gas (“LNG”) to the international market and the world leader in delivering cleaner energy to enhance the energy security of our allies. Her deep understanding of natural gas and LNG markets brings an important perspective to strategic considerations in energy markets.

Her interest in global markets and foreign policy began in college and is one of the many connecting points throughout her career. After serving as an analyst at Pace Global, she conducted international business development and strategic planning for Anadarko Petroleum Corporation.

She now shares her international expertise in her non-profit work, serving on the Board of Directors for the Atlantic Council, a think tank devoted to shaping policy choices and strategies. Additionally, her work with the Council on Foreign Relations provides her an opportunity to help citizens better understand the world and the foreign policy choices facing the U.S. and other countries.

CURRENT ROLES

•

Executive Director of the Board, HIF Global (2021-Current)

•

Director, The Atlantic Council

•

Director, Council on Foreign Relations

•

Executive Committee (Board of Visitors), University of Texas MD Anderson Cancer Center

•

Chairman, Casa de Esperanza de los Niños (House of Hope for Children)

PREVIOUS ROLES

•  President and CEO, Tellurian Inc. (2016-2020)

•  Director, Tellurian Inc. (2016-2020)

•  Director, Cheniere Energy Partners L.P.

•  Various leadership roles with Cheniere Energy, Inc., including:

•

EVP Marketing

•

Senior VP and CFO

•

Senior VP – Strategic Planning & Finance

•  Director, U.S. India Business Council

•  Director, White House Historical Association

	EDUCATION AND CREDENTIALS • MBA, Finance, Rice University • BA, Economics and International Affairs, James Madison University	RECOGNITION • Widely sought after speaker on global energy, natural gas, hydrogen, energy transition and finance

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	CEO/ Sr. Officer Experience

Ovintiv Inc.	2026 Proxy Statement | 15

GREGORY P. HILL Age: 64 Wyoming Independent Director Since 2026 Committees: CRG and EH&S

BACKGROUND

Mr. Hill is a seasoned global energy executive with more than four decades of leadership experience across exploration and production, large-scale operational management, technology-enabled performance improvement, and corporate strategy. He most recently served as President and Chief Operating Officer of Hess Corporation, a role he held from 2014 until the company’s merger with Chevron in 2025. His career includes extensive international and domestic experience across upstream operations, deep involvement in safety leadership, and a long track record of delivering operational excellence in complex environments.

At Hess, Mr. Hill led worldwide exploration and production activities and oversaw major operational programs across North America and global offshore developments. He previously served as Executive Vice President & President, Worldwide E&P beginning in 2009. Earlier in his career, Mr. Hill spent 25 years with Shell plc, where he held senior leadership roles across Asia Pacific, Europe, and the United States, including Executive Vice President, Asia Pacific E&P and Vice President, Production for E&P Europe. In these roles, he navigated complex operational risk environments and supported transformative improvements in production systems, safety performance, and organizational capability.

Mr. Hill has been recognized throughout his career for principled leadership during periods of operational adversity. He publicly emphasized responsibility and transparency in worker safety during his tenure at Shell and has consistently advocated for rigorous process-safety systems throughout his executive service.

In the case of Gregory Hill, a third-party professional search firm identified him as a potential director nominee.

CURRENT ROLES

•

Director, MidOcean Energy LLC (2023-Current)

•

Director, Harbour Energy PLC (2026-Current)

•

C-Suite Mentor, Russel Reynolds Associates

•

Holds board positions across multiple major industry, business, and civic organizations

PREVIOUS ROLES

•  Director, Hess Midstream (2014-2025)

•  Director, Hess Corporation

•  Director, Harbour Direct Holdings Ltd. (2018-2022)

•  Director, GoGreen Investment Corp. (2021-2022)

•  Senior executive leadership roles at Hess Corporation and Shell plc, including:

•

President & COO, Hess Corporation

•

EVP & President (2009-2025), Worldwide E&P, Hess

•

EVP, Asia Pacific E&P, Shell

•

VP, Production – E&P Europe, Shell

•

SVP, Aera Energy LLC (Shell – Mobil joint venture)

•  Extensive engineering and technical management roles earlier in career at Shell U.S. E&P operations

EDUCATION AND CREDENTIALS • Bachelor of Science, Mechanical Engineering, University of Wyoming, graduated with academic honors (1983)

RECOGNITION

•

Awarded Honorary Doctorate of Human Letters, University of Wyoming (2024)

•

Wyoming Distinguished Alumni (2015)

•

International Citizen of the Year – World Affairs Council (2022)

•

Distinguished Lecturer on Leadership – MIT Sloan School of Management (2019-Current)

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

16 | 2026 Proxy Statement	Ovintiv Inc.

RALPH IZZO Age: 68 New Jersey Independent Director Since 2022 Committees: CRG and EH&S

BACKGROUND

Mr. Izzo is a well-known leader in the utility industry and a national energy policy expert. He brings 30-plus years of experience in strategic planning, finance, risk management and public policy to the Board, as well as experience leading large, regulated companies.

Mr. Izzo most recently served as the Executive Chair of Public Service Enterprise Group Incorporated (“PSEG”), having previously retired as its President and CEO. In this leadership role, he was a strategic advisor to the publicly traded, diversified energy holding company, whose largest subsidiary is a utility company providing affordable, reliable energy to major U.S. East Coast cities.

He has diverse experiences across the energy industry, including roles with alternative and emerging energy technologies. This unique background provides valuable perspectives on the future global transition to lower carbon solutions. He is also a member of the U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee and the former chair of the Nuclear Energy Institute.

Throughout his career, Mr. Izzo has been committed to leading companies and communities toward a more sustainable path. He worked alongside PSEG’s 12,500 employees, delivering on the company’s vision for universal access to cleaner, more reliable, resilient and affordable energy. Today, he engages in energy policy matters and advises several utility and energy companies on a more energy-efficient future.

CURRENT ROLES

•

Director, Rita Allen Foundation (2026-Current)

•

Director, Bank of New York (BNY) Mellon (2020-Current)

•

Director, TerraPower, LLC (2023-Current)

•

Member, U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee

•

Director, Liberty Science Center

•

Director, New Jersey Performing Arts Center

•

Director, CMS Energy (2023-Current)

•

Dean’s Advisory Board, Columbia University School of Engineering and Applied Science

•

Trustee, Princeton University Andlinger Center for Energy and Environment

•

Trustee, Hackensack Meridian Health

PREVIOUS ROLES

•  Executive Chair, Public Service Enterprise Group Incorporated (PSEG) (2022)

•  Director, The Williams Companies, Inc.

•  Director and Chair, Nuclear Energy Institute

•  Director, Edison Electric Institute

•  Director, Nuclear Energy Insurance LLC

•  Chair, New Jersey Chamber of Commerce

•  Chair, Board of Governors, Rutgers University

•  Trustee, Peddie School

•  Director, Community Food Bank of New Jersey

•  Various leadership roles with PSEG (2006-2022), including:

•

Chairman of the Board

•

President and CEO

•

President and COO

EDUCATION AND CREDENTIALS

•

PhD, Applied Physics, Columbia University

•

MBA, Finance, Rutgers Business School

•

MS, Mechanical Engineering, Columbia University

•

BS, Mechanical Engineering, Columbia University

RECOGNITION

•

Elected to the New Jersey Hall of Fame

•

2022 Recipient of the US Energy Award, US Energy Association

•

2022 Lifetime Achievement Award, Platts Global Energy

•

Proclamations of Thanks and Congratulations for Career Accomplishments, Governor of New Jersey and the State Senate

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2026 Proxy Statement | 17

TERRI G. KING Age: 64 Texas Independent Director Since 2025 Committees: EH&S and Reserves

BACKGROUND

Ms. King is a senior executive with over 30 years of global energy industry experience in strategy and portfolio management, business creation and growth, technology and digital innovation, acquisitions and divestitures, and program and business leadership. Ms. King most recently served as Vice President and Chief Commercial Officer for ConocoPhillips, a $100B market cap Fortune 200 company. In that role, she was responsible for global supply chain, product marketing and trading, the Lower 48 midstream business, and building a global LNG trading business. She served at the corporate level on the council responsible for IT investment decisions including cyber security and digital strategy. In roles such as President Lower 48, President Europe and North Africa, and President United Kingdom, Ms. King’s track record of technology adoption and optimization created transformative step changes in safe execution, reliability, environmental performance, and profitability. She has led global teams responsible for developing and selecting global leadership, including executive succession planning.

Ms. King built a reputation as a leader with a keen sense to assess opportunity, create buy-in across the organization and to lead positive change. Ms. King’s distinctive results include value-enhancing breakthroughs in development strategies, modernization of midstream development approaches, and the design and implementation of a new health, safety and environmental management system, mapping quantitative milestones to further reduce emissions.

As Upstream Portfolio Manager, she led the update of the corporate strategy following the merger of Conoco and Phillips. Post merger, she led the creation of the company’s technology strategy. She is known for demonstrated ability to distill business needs and convey their linkages to strategy.

CURRENT ROLES

•

Member, Society of Petroleum Engineers

•

Active in public universities in both building a new strategy for athletics and lecturing on business and energy topics at the graduate and undergraduate levels

RECOGNITION

•

Selected by the UK Government to lead the Decommissioning Task Force and to serve on the board setting strategy for the oil and gas sector

•

Honored by the City of Farmington, New Mexico as Citizen of the Year for her sponsorship of United Way at the county level, and for her board membership for Big Brothers and Big Sisters and Economic Development

PREVIOUS ROLES

•  Chief Commercial Officer and VP, ConocoPhillips (2022-2023)

•  President Lower 48, ConocoPhillips (2020-2021)

•  President, Europe & North Africa, ConocoPhillips

•  President, United Kingdom, ConocoPhillips

•  Various other leadership roles with ConocoPhillips including:

•

Member, Corporate Digital /IT/ Cybersecurity Investment Council

•

Leader, Upstream Global Talent Management

•

Manager, Upstream Technology Development

•

Director, Upstream Global Portfolio Management

•  Member, University of Houston Energy Advisory Board

•  Member, Boys and Girls Clubs of Greater Houston Board

•  Member, UK Net Zero Technology Center Board

EDUCATION AND CREDENTIALS • MBA, University of Houston • BSc, Engineering Science, Trinity University • Licensed Professional Engineer

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

18 | 2026 Proxy Statement	Ovintiv Inc.

HOWARD J. MAYSON Age: 73 Colorado Independent Director Since 2014 Committees: Reserves (Chair) and HRC

BACKGROUND

Mr. Mayson is a senior E&P executive with over 45 years in business management, leadership and technology underpinned by a strong technical and operational background. His career has touched most of the world’s major oil and gas producing areas.

He has been a keen advocate of technology ever since he wrote his Master’s thesis on fracture mechanics at the Massachusetts Institute of Technology (“MIT”) and technology has been an important thread throughout his career. He has a background in reservoir engineering, and he has been responsible for the technical due diligence of major M&A deals as well as field and basin commercialization. More recently, he has also been involved in E&P activities associated with geologic hydrogen.

Mr. Mayson has held leadership positions in the U.S. and abroad, often times in unfavorable settings. He led BP’s E&P Technology organization and was also responsible for the global Subsurface and Wells Function which included Corporate Reserves, and led more than 2,500 technical professionals.

He has shown strong commitment to environmental protection in professional settings, particularly overseas, where standards can be lax. On a personal front, he is an avid outdoor enthusiast who most enjoys mountaineering and long-distance trail running. Some of his many accomplishments in the last decade include climbing all 58 of Colorado’s peaks higher than 14,000 feet and finishing more than 100 marathons/ultramarathons.

CURRENT ROLES • Science Advisory Board Member, Koloma • Member of Society of Petroleum Engineers

PREVIOUS ROLES

•  Various leadership roles with BP p.l.c., including:

•

SVP, E&P Technology

•

CEO, BP Russia

•

Business Unit Leader, BP Angola

•

Director, BP’s E&P Global Technology Group

•

Senior roles in lower 48 and Alaska

•  Chair, Industrial Advisory Board, Institute of Petroleum Engineering

•  Director of private energy-related companies in the U.K., Canada, and U.S.A.

•  Advisory Board member and Operating Partner, Azimuth Capital Management LLC

•  Operational roles early in career with Schlumberger across the Middle East

	EDUCATION AND CREDENTIALS • Graduate, Wharton Advanced Management Program, University of Pennsylvania • MSc, Mechanical Engineering, MIT • BEng (Hons), Engineering, University of Sheffield	RECOGNITION • Awarded an Honorary Doctor of Engineering by Scotland’s Heriot-Watt University • Presented with the Mappin Medal by the University of Sheffield

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Ovintiv Inc.	2026 Proxy Statement | 19

BRENDAN M. MCCRACKEN Age: 50 Colorado Non-Independent Director Since 2021

BACKGROUND

Mr. McCracken joined the Board upon his appointment as Ovintiv President & CEO in August 2021. Since joining the Company almost 30 years ago, he has held increasing levels of responsibility in key operational, financial, and strategic roles across the enterprise.

While at Ovintiv, he has helped define and lead Company strategy, managed business units in the U.S. and Canada and was integral in building industry-leading technical and operating capabilities at the Company. He also spearheaded stakeholder engagement through leadership of the corporate investor relations team.

Under Mr. McCracken’s leadership, Ovintiv established a leading health and safety culture and has delivered safe, reliable, and affordable energy while significantly reducing GHG emissions. He has continued this work industry-wide through his work as Chairman and member of the executive committee at the American Exploration and Production Council (AXPC) and member of the executive committees at both the American Petroleum Institute (API) and Canadian Association of Petroleum Producers (CAPP).

Mr. McCracken is a driven, disciplined and committed leader. His extensive industry expertise, demonstrated track record, and strategic experience make him well qualified to serve as a director.

CURRENT ROLES

•

President & CEO, Ovintiv Inc. (2021-Current)

•

Chairman and Executive Committee Member, American Exploration and Production Council

•

Governor and Executive Committee Member, Canadian Association of Petroleum Producers

•

Director, Permian Strategic Partners

•

Director and Executive Committee Member, American Petroleum Institute

PREVIOUS ROLES

•  Various senior leadership roles with Ovintiv, including:

•

President

•

EVP, Corporate Development and External Affairs

•

VP, General Manager of Canadian Operations

•

VP, Investor Relations

•  Director, Calgary Philharmonic Orchestra

	EDUCATION AND CREDENTIALS • MBA, University of Oxford • BSc, Mechanical Engineering, Queen’s University • P. Eng. Member, Association of Professional Engineers and Geoscientists of Alberta	RECOGNITION • Avenue magazine Top 40 under 40 • Oilweek magazine Rising Star • Member, Governor General’s Canadian Leadership Conference

SKILLS AND EXPERTISE

Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Public Policy & Government Relations	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

20 | 2026 Proxy Statement	Ovintiv Inc.

STEVEN W. NANCE Age: 69 Texas Independent Director Since 2019 Committees: EH&S (Chair) and CRG(1)

BACKGROUND

Mr. Nance is President and Manager of Steele Creek Energy, LLC, a private oil and gas investment company. He brings direct insights into the oil and gas industry from both a public and private perspective. Mr. Nance has extensive governance, M&A and shareholder engagement experience having served as Lead Director of Newfield Exploration Company when it merged with Ovintiv in 2019.

In his more than 10-year career as a corporate director, he has served on boards of both public and private companies, helping to instill best-in-class governance practices and participating in numerous committees, including compensation, governance, audit and reserves. He has also chaired the EHS / safety committees for three public companies, bringing value through both his leadership and engineering perspective.

Mr. Nance began his career as a petroleum engineer, holding increasingly senior positions of leadership with several U.S. independent oil and gas companies. In these roles, he helped develop and adopt cutting-edge technology for more efficient drilling and production operations. During his time at Peoples Energy Production Company, he led the development of reporting systems (accounting, financial and governance) and grew the company from $50 million in assets to approximately $1 billion.

He continues to share his passion for engineering and the energy industry through his involvement with the next generation of talent. From previously volunteering with Texas Tech’s engineering programs to emceeing an annual intern event hosted by the Offshore Energy Center, he is an avid spokesperson for the opportunities available in the oil and gas industry.

CURRENT ROLES • President and Manager, Steele Creek Energy, LLC (2011-Current) • Member, Society of Petroleum Engineers

PREVIOUS ROLES

•

Director, Newfield Exploration Company

•

Director, Cloud Peak Energy, Inc.

•

Director, The Williams Companies, Inc.

•

Trustee, Independent Petroleum Association of America (IPAA)

•

President, Chairman and CEO, XPLOR Energy

•

President, Peoples Energy Production Company

•

Vice President, Burlington Resources, Inc.

•

Industry Advisory Board member, Petroleum Engineering at Texas Tech (former Chair)

•

Dean’s Council, Whitacre College of Engineering, Texas Tech

•

Director, The Center for Performing Arts at The Woodlands

	EDUCATION AND CREDENTIALS • BSc, Petroleum Engineering, Texas Tech University • Registered Professional Engineer (Inactive Status), Texas	RECOGNITION • Academy of Petroleum Engineering inductee, Texas Tech • Distinguished Engineer honoree, Texas Tech • Harold Winkler Lifetime Achievement Award for Petroleum Engineering, Texas Tech

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Governance/ Public Company Board Experience	Human Capital Management	Industry	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

Note:

(1)

On December 12, 2025, Mr. Dea announced his retirement from the Board of Directors effective May 6, 2026, upon adjournment of the Company’s Annual Meeting of Shareholders. Mr. Nance has been unanimously elected by the Board to replace Mr. Dea as Board Chairman.

Ovintiv Inc.	2026 Proxy Statement | 21

GEORGE L. PITA Age: 64 Florida Independent Director Since 2021 Committees: Audit (Chair) and Reserves

BACKGROUND

Mr. Pita is a seasoned independent corporate director and audit committee chair with over 40 years of expertise in finance, operations and corporate governance. As a former Chief Financial Officer for both public and private companies, he brings deep knowledge in capital markets, equity and debt transactions, mergers and acquisitions, corporate strategy, SEC reporting, cybersecurity oversight and investor relations.

Currently, he also serves as an advisory board member for Perry Ellis International, a global apparel brand, as a member of the subscribers advisory council for Pure Insurance, a high-net-worth specialty insurance company, and as a strategic advisor for Mammoth Brands, a leading personal care company.

From 2013 until his retirement in 2023, Mr. Pita was the Executive Vice-President and Chief Financial Officer of MasTec, Inc., a premier infrastructure construction firm specializing in telecommunications, electric utilities, oil & gas, and clean energy. During his tenure, MasTec experienced exceptional growth, with revenue expanding from $3 billion to $12 billion, along with substantial market value appreciation, an upgrade to investment-grade credit status, and a position in the Fortune 500. He also played a key role in strengthening the company’s cybersecurity and enterprise risk management functions.

Beyond his corporate roles, Mr. Pita is dedicated to supporting various nonprofit organizations. He serves as Audit Committee Chair and Cyber & Technology Board Committee Member for Goodwill Industries, is an Honorary Board Member at Easter Seals of South Florida, and Advisory Board Member for the University of Miami School of Accounting, and a member of the Digital Directors Network.

Before joining MasTec, he held executive financial leadership positions at Stuart Weitzman Holdings LLC, Perry Ellis International, and Sunglass Hut International. His career began in Arthur Anderson’s audit division.

Mr. Pita holds dual citizenship in the U.S. and Spain and is fluent in Spanish. He is an active member of the NACD Audit Committee Leader Exchange and the Latino Corporate Directors Association.

CURRENT ROLES

•

Director and Chair of Audit Committee, Goodwill Industries of South Florida

•

Strategic Advisor, Mammoth Brands

•

Subscribers Advisory Council, Pure Insurance

•

Advisory Board, Perry Ellis International

•

Honorary Director, Easter Seals of South Florida

•

Advisor, MasTec, Inc.

•

Advisory Board, Accounting School, University of Miami

•

Member, Canes Angel Network

•

Member, Latino Corporate Directors Association

•

Member, Digital Directors Network (group specializing in cybersecurity and other technology matters)

PREVIOUS ROLES

•  Director and Chair of Audit Committee, Jupiter Acquisition Corp. (2021-2023)

•  EVP and CFO, MasTec, Inc. (2013-2023)

•  EVP and CFO, Stuart Weitzman Holdings LLC

•  Various leadership roles with Perry Ellis International, including:

•

EVP and CFO

•

SVP Strategic Planning

•

SVP Direct Retail, ASI and wholesale golf operations

•  Various leadership roles with Sunglass Hut International, including:

•

EVP and CFO

•

VP Finance, Chief Accounting Officer

•

VP International Business Development

•  Various roles with Arthur Andersen, including Senior Audit Manager

EDUCATION AND CREDENTIALS • BA, Accounting, University of Miami • Certified Public Accountant (Inactive Status)

RECOGNITION

•

2024 Alumni of the Year Award, University of Miami Business School of Accounting

•

2022 Latino Leaders, CSuite Magazine

•

2021’s 100 Most Influential Latinos in Energy, Latino Leaders

•

Top-Rated CFO in 2022 & 2023, Institutional Investor Magazine, Mid Cap E&C (MasTec also rated Most Honored Company, IR Program in Mid Cap E&C, 2022 & 2023)

•

All American Executive Team (MasTec), Institutional Investor Magazine, Mid Cap E&C, 2018, 2019, 2020, 2021, 2022, 2023

•

2017 Turnaround Achievement Award (MasTec), South Florida Business Journal

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Industry	Reserves	Risk Management	Technology & Innovation	CEO/ Sr. Officer Experience

22 | 2026 Proxy Statement	Ovintiv Inc.

THOMAS G. RICKS Age: 72 Texas Independent Director Since 2019 Committees: CRG (Chair) and HRC

BACKGROUND

Mr. Ricks brings the mindset of the institutional investor to the boardroom, sharing his experience in portfolio management, asset allocation, risk management and thematic investing. After following an unconventional path (from international banking in Asia to finance roles to high-net worth and public institution capital/wealth management), he appreciates the importance and complexity of balancing sustainability overlays with portfolio investment objectives.

Mr. Ricks uses his capital management expertise to chair Ovintiv’s Corporate Responsibility and Governance Committee, previously served as Chair of the Human Resource Committee, and frequently engages with shareholders, soliciting feedback on the Company’s executive compensation program which is shared around the Board table.

He served as Chief Investment Officer (CIO) of H&S Ventures, LLC, a Forbes 150 family office, from 2001 until his retirement in 2018. He was also CEO of the University of Texas Investment Management Company (UTIMCO), where he was responsible for the management of $15 billion of endowment and operating funds.

Mr. Ricks joined the Ovintiv Board in 2019 following the acquisition of Newfield Exploration Company. He also serves as a director of Sensei Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company, building upon his significant board leadership experience.

CURRENT ROLES • Director, Sensei Biotherapeutics, Inc. (2015-Current) EDUCATION AND CREDENTIALS • MBA, University of Chicago • BA, Economics, Trinity College

PREVIOUS ROLES

•  Director, Ocean Institute

•  CIO, H&S Ventures LLC

•  CEO, The University of Texas Investment Management Company

•  Various leadership roles with the University of Texas System, including:

•

Vice Chancellor, Asset Management

•

Executive Director, Finance and Private Investments

•  Director, Newfield Exploration Company

•  Director, Argus Pharmaceuticals

•  Director, LifeCell Corporation

•  Director, BDM International

•  Investment Advisor, University of California-Irvine Foundation

•  Investment Advisor, St. David’s Foundation

SKILLS AND EXPERTISE

Accounting & Finance	Environment & Safety	Financial Reporting	Governance/ Public Company Board Experience	Human Capital Management	Reserves	Risk Management	CEO/ Sr. Officer Experience

Ovintiv Inc.	2026 Proxy Statement | 23

BRIAN G. SHAW Age: 72 Ontario Independent Director Since 2013 Committees: Audit and EH&S

BACKGROUND

Mr. Shaw brings deep experience in capital markets and investing as the former Chairman and CEO of a league-leading capital markets business at CIBC, one of Canada’s major banks. From the initial perspective of the trading desk, he ultimately led its global equity division, including both client-facing and proprietary trading functions.

Mr. Shaw shares his investment strategy expertise gained from building and executing arbitrage strategies and leading an institutional equities and research division. His role as CEO also gave him experience managing an international regulatory environment and leading a significant workforce of 2,500 full-time employees.

Now a private investor, he continues to apply his experiences identifying emerging opportunities and appreciating the investor mindset, serving as a key advisor to asset managers and investment-oriented enterprises. He also stays engaged with Canadian markets, lending this knowledge to the Board of Directors and Ovintiv’s Canadian operating team.

CURRENT ROLES

•

Serves on multiple advisory boards within asset management and financial advisory, including Firepower Asset Management Holdings, Elevate Export Finance Corp, Sionna Investment Managers Inc., Olbia Software Inc., Hillmount Mortgage Fund, CFA Society – Toronto, among others

•

Honorary Governor for the Toronto Symphony Orchestra

•

Advisory Council member of CFA Society, Toronto

•

Speaker on the university circuit, including the Inaugural Trader in Residence, McMaster University

PREVIOUS ROLES

•

Chairman and CEO, CIBC World Markets Inc.

•

Director, NuVista Energy Ltd. (2014-2022)

•

Director, Patheon Inc.

•

Director, PrairieSky Royalty Ltd.

•

Director, Lakeview Mortgage Funding Inc.

•

Director, Toronto Symphony Orchestra

•

Director, Toronto CFA Society

•

Director, Manulife Bank of Canada (2013-2024)

•

Director, Manulife Trust Company (2013-2024)

EDUCATION AND CREDENTIALS • Chartered Financial Analyst • MBA, University of Alberta • BComm, University of Alberta

SKILLS AND EXPERTISE

Accounting & Finance	Governance/ Public Company Board Experience	Human Capital Management	Public Policy & Government Relations	Risk Management	CEO/ Sr. Officer Experience

24 | 2026 Proxy Statement	Ovintiv Inc.

How the Board Operates

The Board is responsible for overseeing Ovintiv’s overall business and for stewarding our operations and strategic objectives in a manner consistent with shareholder interests.

Overview of Board Leadership Structure

Independent Chair of the Board All of our directors are independent, with the exception of our CEO Active participation and engagement by all directors	All of the members of the Audit, CRG, EH&S, HRC and Reserves Committees are independent More than half of the members of the Audit Committee are financial experts

Our bylaws require the separation of CEO and the Chair of the Board (the “Board Chair”) roles. The Board Chair must be independent and is appointed by the Board based on a CRG Committee Recommendation. The Board believes that this leadership structure best serves our shareholders and the successful execution of the Company’s goals and risk management. The CEO can better focus on day-to-day operations and achieving core business objectives, while the Board Chair can exercise independent judgment and oversight of management’s activities. The responsibilities of the Board are more fully described in the Board of Directors’ Charter. The Board of Directors’ Charter, as well as the charters of each Board committee, are available on Ovintiv’s website under the “Investors-Corporate Governance” tab.

Our Governance Best Practices

Declassified Board with each director elected annually; no slate voting	Business Code of Conduct and comprehensive ethics and compliance program

Board Chair, committee chairs and committee members are all independent	Proxy access right

Evaluation of Board, committee and director performance periodically conducted by a third party	No interlocking directorships with other reporting issuers

Executive sessions held by independent directors at regular Board and committee meetings	Prohibition on hedging or pledging for directors and executives

Stock ownership guidelines for executives and directors	Annual advisory vote on executive compensation

Separation of Board Chair and CEO roles	Majority voting for directors in uncontested elections

No dual-class shares	Proactive shareholder engagement

Executive incentive compensation clawback policy

Independent Board Chair

The Board Chair is responsible for ensuring the effective functioning of the Board and serves as the primary liaison between independent directors and the CEO. In that capacity, the Board Chair may vote when necessary to achieve a quorum. General guidelines for the Board Chair, committee Chairs and CEO are available on our website under the “Investors-Corporate Governance” tab.

Ovintiv Inc.	2026 Proxy Statement | 25

Director Independence

Our Corporate Governance Guidelines require that the Board consist of a majority of independent directors. Apart from our CEO, all of our director nominees are independent. Mr. Dea was independent during the period in which he served as a director. To determine whether a director is “independent,” the Board applies the following criteria:

•	the director must not have a disqualifying relationship, as specified by applicable securities laws and stock exchange rules; and

•	the director must not have a material relationship with Ovintiv directly, or as an officer, shareholder or partner of an organization that has a relationship with Ovintiv.

When determining director independence, the Board does not consider transactions: (i) involving less than $120,000; (ii) with entities for which a director or immediate family member served only as a director or trustee; and (iii) with entities in which a director’s or an immediate family member’s only interest is less than a 10% ownership interest. Each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act and each member of the HRC Committee is a “non-employee director” as defined under Rule 16b-3(b)(3)(i) of the Exchange Act.

26 | 2026 Proxy Statement	Ovintiv Inc.

Board and Committee Risk Oversight

As part of its charter, the Board is responsible for oversight of Ovintiv’s enterprise risk management processes, which are governed by the Corporate Risk Management Policy. The policy ensures that short-term, intermediate-term and long-term risks are evaluated properly, and the policy outlines the Board’s responsibilities. The committees review policies and practices relevant to their assigned risk management areas and work closely with management to ensure key controls and processes are in place. Each committee has direct oversight of specific risks including cybersecurity, human capital management, governance and sustainability. The Board receives regular updates from its committees on individual categories of risk and receives a report periodically from the Chair of the Audit Committee about oversight efforts and coordination. The Board consults with outside experts and advisors to re-assess the Company’s risk environment (see “Director Continuing Education” on page 33), and the Audit Committee regularly receives updates from the Vice-President and Deputy General Counsel, who reports directly to the General Counsel.

The Board also reviews Ovintiv’s disclosures and its annual Sustainability Report. Below is an overview of the risk oversight responsibilities of each of the Board’s standing committees.

The Board

The Board (i) ensures a system is in place to identify the principal risks to Ovintiv and the best practical procedures are in place to monitor and mitigate these risks and (ii) reviews Ovintiv’s quarterly corporate risk reports and related material that identifies the significant risks to Ovintiv and the mitigation strategies in place. Board committees help fulfill this responsibility by managing issues under their purview and reporting regularly to the full Board.

Audit Committee

The Audit Committee has direct oversight of the Company’s information security protocols, policies, and practices and holds regular executive sessions with the Company’s internal and external auditors. The Audit Committee’s Charter expressly includes direct oversight of cybersecurity and the Company’s compliance with it.

CRG Committee

The CRG Committee actively assists the Board in updating and enhancing Ovintiv’s risk oversight framework. One of its key objectives is to ensure a coordinated approach among the committees to support the full Board on emerging risks. It is also responsible for ensuring the Company’s continuing commitment to good business conduct, including sustainability issues, compliance, and ethics.

EH&S Committee

The EH&S Committee focuses its oversight on occupational health, safety, environment and security of personnel and physical assets. It has overall responsibility to review and report to the Board on environment-related issues and information, such as GHG emissions, sustainability strategy and policy, risk identification, and environmental compliance.

Management

Senior management is responsible for developing a continuously improving culture of risk-aware practices to identify and manage the appropriate level of risk in pursuit of the Company’s business objectives.

HRC Committee

The HRC Committee’s charter expressly includes strategic oversight of social issues. It also oversees the Company’s compensation program, ensuring alignment with our strategic and business objectives, shareholder interests and compensation governance developments. This Committee is also responsible for incorporating emissions-related targets tied to employee compensation.

Reserves Committee

The Reserves Committee oversees the evaluation and disclosure of information with respect to the Company’s oil and gas reserves. It also meets regularly with the Company’s independent qualified reserves auditors.

Ovintiv Inc.	2026 Proxy Statement | 27

Sustained Awareness of Operational Risks and Performance

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters.

In April of 2025, the Board traveled to our operations in the Montney basin to see firsthand the operation of the newly acquired assets. The Board members were hosted by the Company’s Montney operations team and were joined by the ELT and members of the senior leadership team. The Board interacted directly with employees leading the safe integration of the new assets and driving emissions reduction through efficiencies and innovation.

On their visit, the directors heard from several subject matter experts as they toured our Operations Control Center, an active drill rig on a newly acquired location, completions operations utilizing efficient natural gas-powered hydraulic fracturing equipment and a newly acquired facilities site where the team was implementing Ovintiv’s low emissions design. During the tour, the Board visited a powered completions site to observe natural-gas–driven hydraulic fracturing operations and learn about the processes in place to ensure safe, efficient execution. The Board also toured an active drilling site, where they saw firsthand the advanced technologies and safety systems utilized on modern rigs to consistently deliver industry-leading drilling performance.

28 | 2026 Proxy Statement	Ovintiv Inc.

In October 2025, the Board participated in the Company’s Shale Technology Exchange, hearing firsthand from employees on new innovations being utilized to enhance operational efficiencies and how AI is being deployed.

The Board also visited Ovintiv’s DRIVE Center (Drilling Real-Time Integration & Value Extraction)—located in Calgary. During the visit, the Board engaged directly with employees actively monitoring live drilling operations.

Through these interactive demonstrations, the Board observed Ovintiv’s proprietary AI and machine learning technologies, including a neural network that predicts drilling speed in real time. The visit provided the Board with firsthand visibility into how the DRIVE Center enhances operational efficiency, supports early detection of equipment or process anomalies, and improves cross-functional collaboration across all of the Company’s drilling operations.

Ovintiv Inc.	2026 Proxy Statement | 29

Board Committees

Our Board has five committees, all comprised of independent directors. The Board may appoint special ad hoc committees from time-to-time for important matters.

AUDIT COMMITTEE

GEORGE L. PITA (Chair)	Members: Sippy Chhina Meg A. Gentle Brian G. Shaw

The Audit Committee is responsible for oversight of Ovintiv’s internal financial control systems and Ovintiv’s internal and external auditors and provides corresponding recommendations to the Board. In addition, the Audit Committee is responsible for overseeing the Company’s internal control environment, reviewing management’s identification of principal risks and monitoring the process for managing such risks. More recently, the Board added cybersecurity oversight to the Audit Committee’s responsibilities. In carrying out its duties, the Audit Committee meets regularly in executive session (without management present) and with internal and external auditors.

Each Audit Committee member is independent and financially literate in accordance with applicable securities laws and stock exchange rules. In addition, Ms. Chhina, Ms. Gentle, and Mr. Pita are “audit committee financial experts” as defined by the rules of the SEC.

CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE

THOMAS G. RICKS (Chair)	Members: Gregory P. Hill Ralph Izzo Steven W. Nance

The CRG Committee has primary stewardship over governance matters on behalf of the Board, evaluating emerging topics and ensuring continued good governance and ethics of the Company. The Committee helps the Board coordinate oversight of risks through an integrated approach of all the Board Committees’ responsibilities. The CRG Committee is also responsible for Board refreshment, onboarding new directors, identifying individuals qualified to become Board members and recommending to the Board proposed director candidates. The CRG Committee ensures the Board undertakes an annual Board evaluation process and periodically engages third parties to assist with this process.

Each CRG Committee member meets the independence requirements of the NYSE.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

STEVEN W. NANCE (Chair)	Members: Gregory P. Hill Ralph Izzo Terri G. King Brian G. Shaw

The EH&S Committee assists the Board in fulfilling its oversight role with respect to occupational health, safety, environment and security of personnel and physical assets. The EH&S Committee has overall responsibility for reviewing and reporting to the Board on environmental matters, including sustainability strategy and policy, risk identification and management, emissions management, and environmental compliance.

30 | 2026 Proxy Statement	Ovintiv Inc.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

MEG A. GENTLE (Chair)	Members: Howard J. Mayson Thomas G. Ricks

The HRC Committee is responsible for providing strategic oversight of human resource matters, including executive compensation and the social aspects of the Company’s responsibilities. As part of the design of the compensation program, the HRC Committee reviews and recommends performance metrics for the Company’s annual bonus and LTI plans, performance goals and compensation for ELT members (with input from the CEO and the Company’s independent compensation consultant, FW Cook) and evaluates annual performance relative to such goals. In addition, the HRC Committee is responsible for reviewing and recommending director compensation for Board approval, reporting compliance under our stock ownership guidelines, and managing compensation-related risk.

Each of our HRC Committee members qualifies as a “Non-Employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

No HRC Committee member is a current or former officer or employee of Ovintiv or any of its subsidiaries or has a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

RESERVES COMMITTEE

HOWARD J. MAYSON (Chair)	Members: Sippy Chhina Terri G. King George L. Pita

The Reserves Committee oversees our internal qualified reserves evaluators, as well as any independent qualified reserves evaluators or auditors retained to evaluate and audit management’s reserves reporting procedures and our oil and natural gas reserves and resources data. The Reserves Committee also reviews Ovintiv’s annual reserves estimates prior to public disclosure.

Committee Charters and Corporate Governance Guidelines

The charters for Ovintiv’s Audit Committee, Corporate Responsibility and Governance Committee, Environmental, Health and Safety Committee, Human Resources and Compensation Committee and Reserves Committee and our Corporate Governance Guidelines can be found on our website at www.ovintiv.com under the “Investors-Corporate Governance” tab.

Evolving Committee Responsibilities

We recognize the increased expectations for more sustainable performance by our industry on the part of all stakeholders. To ensure our Company remains positioned to effectively respond to these expectations, we regularly review our governance practices and structures. In addition to our ongoing Board refreshment process, we continue to be thoughtful about rotating committee membership and leadership in order to appropriately balance experience and continuity with fresh and diverse perspectives and viewpoints. In 2025, the Board rotated the members of certain committees and the chairs of the Corporate Responsibility and Governance Committee and Human Resources and Compensation Committee.

Ovintiv Inc.	2026 Proxy Statement | 31

How We Maintain an Effective Board

Board Assessment Process

The CRG Committee, along with the Chairman of the Board, conducts an anonymous annual assessment to review the Board’s strengths and identify opportunities for improvement. This assessment provides feedback from each director for the Board as a whole. The results of the assessment are discussed in executive session with the Board and then with all of the independent members of the Board. The following actions were identified to support continuous improvement.

Board Committee Refreshment

Changing committee members and Chairs can significantly improve a company’s performance by bringing fresh perspectives and innovative ideas. Some of the ways the Board can enhance its success is with diverse perspectives, innovative ideas, improved decision-making, enhanced engagement and increased retention.

60%

Committee Chairs

have been in place for less than 5 years

Feedback from Assessment	Informed Actions by What We Learned

• Board refreshment

Retaining Board culture and breadth of experience is a top priority for all directors. As such, the CRG Committee actively tracks the skills required for strong Board governance and ensures that skillsets needed in order to maintain a strong, diverse Board are sought through the Board refreshment process.

• Board engagement in strategy planning

The Board and management have yearly strategy sessions to evaluate and assess the Company’s short- and long-term strategic plans. The Board also participates in a trip each year to the field to see firsthand the Company’s operations and gets a chance to engage with employees that partake in the Company’s yearly technology exchange conference. Each of these experiences allows the Board to actively oversee the Company’s strategic planning.

• Differentiate Ovintiv through results-driven sustainability practices

The Board is committed to effective sustainable stewardship. In 2025, we enhanced our safety culture and processes with several key initiatives that were implemented in 2023 and 2024 to retain our focus on serious injury prevention. The Company continued to align its sustainability disclosures to SASB and TCFD and continued to tie its Scope 1 & 2 GHG emissions intensity reduction target to all employee compensation.

• Company succession planning

Strong succession planning at all levels of the Company is necessary for strong corporate performance and business continuity. As such, the HRC Committee oversees the Company’s succession planning for each ELT member as well as each vice-president. The Board supports the Company’s focus on talent development and gets the opportunity to engage with high potential contributors throughout the year.

• Oversight of cybersecurity, information security and enterprise risk

Board engagement and oversight of cybersecurity, information security and enterprise risk remain top priorities. The Audit Committee receives regular updates on cybersecurity risks from the VP & Chief Information Officer and receives enterprise risk updates from the VP of Internal Audit and Risk.

• Company’s use of AI

The Board has gained direct insight into how the Company utilizes AI. Directors are well-informed on the Company’s policy governing acceptable AI use and have engaged in meaningful discussions with management regarding both the opportunities and the risks associated with AI technologies.

32 | 2026 Proxy Statement	Ovintiv Inc.

Director Orientation

The CRG Committee oversees new director orientation, as well as continuing education for existing directors. New directors are partnered with experienced Board members to facilitate their orientation, build rapport, and ensure timely engagement in Board activities. New directors participate in a series of introductory meetings with the Board Chair, committee chairs, the CEO and ELT and are provided with an overview of Ovintiv’s business and the role and expectations of the Board and its committees.

Director Continuing Education

Shareholders are best served by a Board comprised of individuals who are knowledgeable about current and emerging industry, regulatory and governance matters. To ensure continuing director education, Ovintiv:

Encourages and provides subscriptions to leading director education associations;

Regularly invites subject matter experts to Board and committee meetings to discuss emerging issues relevant to Ovintiv’s business and strategic objectives;

Provides detailed Board materials in advance of each meeting for pre-read and analysis; and

Hosts field visits for the Board to enhance focus on key aspects of our business.

Below is a highlight of the Board’s Continuing Education in 2025:

Montney basin asset EH&S and Operations Field Tour.

Partake in Company’s Shale Technology Exchange.

Multi-industry trade association updates were provided on key business, trade, health, geopolitical and other risks affecting both the oil and gas sector and the broader market.

Interactive session with Company’s counsel on Board duties.

Interactive sessions with Company investors.

Interactive session with banking experts on commodity prices and macroeconomic considerations.

Interactive session with guest speaker from Jasper Street Partners LLC, offering governance trends among major U.S. institutional investors.

Continuing education and seminars were conducted via the Institute of Corporate Directors (Canada), the National Association of Corporate Directors (U.S.), Financial Executives International, the Eurasia Group, the Canadian Public Accountability Board, Deloitte, Women Corporate Directors, and the Global Risk Institute.

Regular presentation of market fundamentals, including commodity price outlooks, basis differentials, geopolitical and other macro environment considerations and risks.

Regular analysis and presentations from the HRC Committee’s independent compensation consultant on key executive compensation matters.

PwC’s annual SEC/U.S. GAAP update session.

Director Attendance

In 2025, Ovintiv held five regularly scheduled Board meetings and 22 committee meetings. Director attendance at Board and committee meetings in 2025 was 100%. All directors serving at the time attended the 2025 annual meeting of shareholders. The Board also held several informal briefing sessions during the year. Directors strived to attend every information session but when that was not possible, a director unable to attend received an update from the CEO.

Directors are expected to attend the annual shareholders meeting, each meeting of the Board and their assigned committees. Ovintiv’s directors review all materials sent to them in advance of meetings and engage in regular evaluation of the Board’s effectiveness, its committees and individual directors.

Ovintiv Inc.	2026 Proxy Statement | 33

Director attendance at Board and committee meetings for the year ended December 31, 2025 is summarized below.

	Board	Audit	CRG	EH&S	HRC	Reserves	Total

Sippy Chhina	5 of 5	5 of 5				3 of 3	13

Peter A. Dea	5 of 5						5

Meg A. Gentle	5 of 5	5 of 5			4 of 4		14

Ralph Izzo	5 of 5		5 of 5	5 of 5			15

Terri G. King(1)	5 of 5			4 of 4		2 of 2	11

Howard J. Mayson	5 of 5				4 of 4	3 of 3	12

Brendan M. McCracken	5 of 5						5

Steven W. Nance(2)	5 of 5		3 of 3	5 of 5		2 of 2	15

Suzanne P. Nimocks(3)	2 of 2	2 of 2	2 of 2				6

George L. Pita	5 of 5	5 of 5				3 of 3	13

Thomas G. Ricks	5 of 5		5 of 5		4 of 4		14

Brian G. Shaw	5 of 5	5 of 5		5 of 5			15

Notes:

(1)	Terri G. King was appointed to the Board effective January 31, 2025 and was appointed to the EH&S and Reserves Committees effective February 21, 2025.
(2)	Steven W. Nance rotated off the Reserves Committee and became a member of the CRG Committee effective May 1, 2025.
(3)	Suzanne P. Nimocks retired from the Board effective May 1, 2025.

Executive Sessions

Independent directors meet in executive session, without management present, during regularly scheduled Board and committee meetings. The Chair of each Committee presides over the executive session for that Committee, and the Chairman of the Board presides over the executive sessions of the full Board.

Engagement with Management

Directors interact regularly with the ELT and key personnel on an informal basis. In conjunction with Board meetings, receptions are frequently held with a cross-section of employees who have been identified for the Company’s leadership development program or who have contributed to significant corporate initiatives. This informal interaction allows Board members to learn more about Company operations and culture and provides insight to our leaders of tomorrow.

Human Capital Management

Succession Planning

The Board and ELT work together on a comprehensive executive succession planning effort to assess the competencies, experience, leadership capabilities and development opportunities of each potential candidate.

All five members of our ELT were promoted to their current role from within the organization.

Each individual was identified years prior to these promotions for enhanced leadership development and broad business exposure. Formal succession planning and development is reviewed with the Board and includes rotations in responsibility, third-party coaching, assigned internal mentors, and regular exposure to the Board and ELT.

Fostering a Culture of Inclusion

The Company supports an employee-led organization called LINK (Leveraging Inclusion, Networking and Knowledge) whose mission is to create opportunities for all employees to engage,

collaborate, grow, and feel a sense of belonging at work. LINK’s efforts bring employees together and promote diversity of thought and perspectives, through connection and educational opportunities.

34 | 2026 Proxy Statement	Ovintiv Inc.

Policies and Standards

Business Code of Conduct

Ovintiv’s Business Code of Conduct (the “Code”) and other corporate governance policies and practices apply to its directors, officers, employees, and contractors. The Code outlines expectations regarding ethical business conduct, legal and regulatory compliance, details how to report suspected or actual wrongdoing, and expressly prohibits retaliation for “good faith” reporting. All employees must recommit to the Code and its related policies annually. Training on the Code and key compliance issues are provided at all levels of the organization.

Our Integrity Hotline

•

Our 24-7 Integrity Hotline facilitates anonymous reporting of potential Code violations. Hotline reports are received by an external third party and directed to Ovintiv’s Ethics and Compliance Team for handling.

•

Management reports to the Audit Committee on Hotline complaints and formal investigations, as well as concerns involving internal accounting control, auditing, or other financial irregularities. Material investigations are directly reported to the full Board.

Any waiver of the Code in respect to an officer or director must be approved by the Board and promptly disclosed as required by law. The Board has not waived any aspect of the Code to date, and Ovintiv has never been required to make a public filing regarding a departure from the Code.

Annual Commitment

Each year, employees formally commit to follow the Code, acknowledging their understanding of and compliance with its key policies. 100% of employees recommitted to the Code as part of the Company’s 2025 annual program.

A copy of the Code is available on our website under “Policies and Practices.”

Human Rights Policy

Our Human Rights Policy recognizes the fundamental importance of human rights. Our respect for human rights is embodied in the way we operate and conduct ourselves – guided by our foundational values of safety, sustainability, integrity, respect and trust. Our policy provides for anonymous reporting of concerns through a third party hosted Integrity Hotline. Reported issues are investigated and addressed as necessary. We consider any violation of our human rights standards to be a serious offense that may result in termination, penalties, or other legal consequences.

A copy of our Human Rights Policy is available on our website by searching for “Policies and Practices”.

In May of 2025, the Company filed its report in response to Canada’s Fighting Against Forced Labour and Child Labour in Supply Chains Act. In its report, the Company disclosed steps taken to prevent and reduce risk that forced, or child labor was used in the production of goods. A copy of the report was reviewed and approved by the Board and can be viewed on the Company’s website under “Sustainability.”

Ovintiv Inc.	2026 Proxy Statement | 35

Ovintiv’s commitment to human rights is guided by international and national standards, including:

UN Guiding Principles on Business and Human Rights	Organization for Economic Development Guidelines for Multi-National Enterprises

UN Universal Declaration of Human Rights The UN’s recognition that access to water is a human right International Labor Organization’s Declaration of Fundamental Principles and Rights at Work	Canada’s Fighting Against Forced Labour and Child Labour in Supply Chains Act All applicable federal, state and provincial laws and regulations

Securities Trading and Insider Reporting Policy

Our directors, officers, employees and contractors (“Covered Persons”) are subject to our Securities Trading and Insider Reporting Policy. This policy prohibits insider trading, establishes guidelines for regular blackout periods related to financial reporting, and outlines trading restrictions and reporting obligations applicable to directors and certain officers. The policy also expressly prohibits Covered Persons from:

•
purchasing financial instruments that allow a Covered Person to own Ovintiv securities without the full financial risks of ownership (i.e. hedging), including by selling a “call option” or purchasing a “put option”;

•	selling Ov intiv securities they do not own, have not fully paid for, or have no right to own (i.e. a “short sale”);

•	holding Ovintiv securities in a margin account or otherwise pledging Ovintiv securities as collateral for a loan;

•	entering into brokerage arrangements that might result in a sale at a time when they are not permitted to trade, other than a safe harbor plan as described in the policy; and

•	entering into “short swing” transactions wherein a Covered Person buys and sells or sells and buys Ovintiv securities within a six-month period.

Related Person Transactions

Ovintiv has written procedures in place for reviewing related person transactions as defined under Item 404 of Regulation
S-K
(each, a “Related Person Transaction”). In general, the Company will only enter into or ratify a Related Person Transaction when the Board, acting through the CRG Committee, determines that such Related Person Transaction is reasonable and fair to the Company. When determining whether a Related Person Transaction is reasonable and fair to the Company, the CRG Committee considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the Company’s Chief Financial Officer. In addition, any Related Person
Transaction involving an executive officer must be
pre-approved
by the CEO and any Related Person Transaction involving the CEO or a beneficial owner of more than five percent of the Company’s outstanding common stock must be submitted to the Audit Committee for approval. Ongoing Related Person Transactions are reviewed annually for reasonableness and fairness to the Company or as changes to such arrangements are made.
Since January 1, 2025, there were no reportable Related Person Transactions under Item 404 of Regulation
S-K.

Other Board Memberships

Ovintiv believes that each of our directors should devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors. In 2023, the Board adopted an Overboarding Policy that prohibits directors from serving on more than three other public company boards. Prior to accepting an invitation to serve on the board of directors of another company, whether public or private, directors are required to notify the Chair of the CRG Committee and the General Counsel and cannot accept a new directorship until being advised by the CRG Committee that service on the other board is appropriate and no conflicts of interest exist with a director’s service on Ovintiv’s board.

36 | 2026 Proxy Statement	Ovintiv Inc.

Our Director Compensation Program

Our director compensation program is designed to reflect current market practices and enhance alignment with shareholder interests. Independent directors do not receive performance-based compensation from Ovintiv. Mr. McCracken receives no compensation from Ovintiv in his capacity as a director. For 2025, director compensation was 69% equity based and at the director’s election, the remaining 31% could be taken in Deferred Share Units (“DSUs”) or cash.

In 2025, Directors received total annual compensation in the amounts shown below, which reflect an increase of $5,000 over 2024 levels for each of the Committee Chair retainers.

Annual Retainer	$USD

Chair of the Board	480,000

Board Member	305,000

Audit Committee Chair	25,000

HRC Committee Chair	20,000

CRG Committee Chair	20,000

Other Committee Chairs	15,000

Elements of Director Compensation

Compensation Element	Weighting	Description

Director Restricted Share Units (“Director RSUs”) under the Omnibus Incentive Plan	69%	• Granted annually • Vests and settles immediately under the Omnibus Incentive Plan

Cash or DSUs(1)	31%	• Paid or granted in quarterly installments • Pro-rated for periods of partial service

Note:

(1)	At the director’s election, this remaining portion of the annual retainer can be paid in either cash or DSUs under the Deferred Share Unit Plan for Directors of Ovintiv Inc. (“Director DSU Plan”).

In 2025, each of the non-employee directors received Director RSU grants in the amounts shown below.

Name	FMV of Grant(1)	2025 Director RSUs(2)

Sippy Chhina	$210,522	5,532

Peter A. Dea	$341,253	8,938

Meg A. Gentle	$210,028	5,501

Ralph Izzo	$210,028	5,501

Terri G. King(3)	$192,504	5,042

Howard J. Mayson	$210,028	5,501

Steven W. Nance	$210,028	5,501

Suzanne P. Nimocks(4)	–	–

George L. Pita	$210,028	5,501

Thomas G. Ricks	$210,028	5,501

Brian G. Shaw	$210,522	5,532

Notes:

(1)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).
(2)

The number of Director RSUs granted was based on the five-day volume-weighted average price (“VWAP”) per share of the Company’s common stock on the New York Stock Exchange (“NYSE”) or the Toronto Stock Exchange (“TSX”) immediately prior to the May 16, 2025 grant date (US$38.18, CA$53.15).

(3)	Terri G. King was appointed to the Board effective January 31, 2025.
(4)	Suzanne P. Nimocks retired from the Board effective May 1, 2025.

Director RSUs granted under the terms of the Omnibus Incentive Plan are currently settled in shares.

Ovintiv Inc.	2026 Proxy Statement | 37

2025 Director Compensation Table

Annual compensation of directors for the year ended December 31, 2025, is summarized in the following table.

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(2) ($)	All Other Compensation(2)(3) ($)	Total(2) ($)

Sippy Chhina(4)	95,000	210,522	443	305,965

Peter A. Dea	138,750	341,253	393	480,396

Meg A. Gentle(4)	108,352	210,028	443	318,823

Ralph Izzo(4)	95,000	210,028	443	305,471

Terri G. King(5)	87,083	192,504	406	279,993

Howard J. Mayson(6)	110,000	210,028	309	320,337

Brendan M. McCracken(7)	–	–	–	–

Steven W. Nance	110,000	210,028	443	320,471

Suzanne P. Nimocks(8)	38,228	–	166	38,394

George L. Pita	120,000	210,028	443	330,471

Thomas G. Ricks	115,000	210,028	337	325,365

Brian G. Shaw(6)	95,000	210,522	371	305,893

Notes:

(1)	Fees earned or paid in cash includes both the cash portion of any annual Board and Committee retainers as well as any portion the director elected to receive in DSUs.
(2)

Amounts originally paid in Canadian dollars have been converted to U.S. dollars using exchange rate of C$1.00 = US$0.716, the average exchange rate for 2025, based on the daily buying rate published by the Bank of Canada.

(3)	Represents cost of Company-provided life insurance coverage.
(4)	Elected to receive all or a portion of fees in DSUs in lieu of cash.
(5)	Terri G. King was appointed to the Board effective January 31, 2025.
(6)	Howard J. Mayson and Brian G. Shaw qualify for discounted life insurance coverage under the Company’s plan.
(7)

Brendan M. McCracken receives no compensation in his capacity as a director. See “Compensation Discussion and Analysis” beginning on page 42 for information on Mr. McCracken’s 2025 executive compensation.

(8)	Suzanne P. Nimocks retired from the Board effective May 1, 2025.

Director DSU Plan

Although DSUs vest immediately, they cannot be redeemed until after the holder retires from the Board. Redeemed DSUs are paid in cash, less applicable withholding taxes, with value determined by multiplying the number of DSUs by the current market value of a share of Ovintiv common stock. Retiring directors subject to United States income taxation may redeem DSUs all at once or in stages, provided they do so between January 1 and

December 15 of the year following their departure from the Board. Retiring directors who are not subject to United States income taxation may redeem DSUs all at once or in stages provided they do so prior to December 15 of the year following their departure from the Board. Directors are credited with dividend-equivalent DSUs when a dividend is paid on shares of Ovintiv common stock, which are subject to the same redemption restrictions as other DSUs under the plan.

Director Share Ownership Guidelines

To ensure alignment with shareholders, independent directors must maintain an ownership stake in Ovintiv. Each independent director is required to purchase shares of Ovintiv common stock or hold DSUs or Director RSUs with an aggregate value of at least five times the director’s annual cash compensation within five years of appointment to the Board. Shares of Ovintiv common stock held directly or beneficially through a nominee, DSUs, and Director RSUs all count towards the guidelines.

Guideline compliance is evaluated annually. If a director falls into non-compliance solely due to a share price decline, we permit a grace period of one year to restore compliance. All of our directors either meet the ownership guidelines or are on track to meet the ownership guidelines within the five years from appointment as is required under our guidelines.

38 | 2026 Proxy Statement	Ovintiv Inc.

Outstanding Equity Awards Held by Directors at Fiscal Year End

The following table shows DSUs and Director RSUs directly or indirectly held, controlled, or directed by the individual directors as of December 31, 2025.

Director	DSUs (#) and Market or Payout Value(1)	Director RSUs (#) and Market or Payout Value(2)

Sippy Chhina	1,860 ($71,641)	–

Peter A. Dea	54,020 ($2,087,314)	–

Meg A. Gentle	10,702 ($419,396)	–

Ralph Izzo	6,377 ($249,934)	–

Terri G. King(3)	–	–

Howard J. Mayson	9,980 ($384,349)	–

Brendan M. McCracken(4)	–	–

Steve W. Nance	–	–

Suzanne P. Nimocks(5)	–	–

George L. Pita	–	–

Thomas G. Ricks	–	–

Brian G. Shaw	36,982 ($1,424,302)	–

Notes:

(1)

“Market or Payout Value” represents the value of outstanding vested DSUs and is determined by multiplying the number of DSUs held by each director as of December 31, 2025 by the closing price of shares of Ovintiv common stock on the NYSE or TSX on December 31, 2025 (US$39.19 or C$53.79). Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

(2)	The Directors RSUs are fully vested and settled at grant. As of December 31, 2025, no Director RSUs remained outstanding and unsettled.
(3)	Terri G. King was appointed to the Board effective January 31, 2025.
(4)	Mr. McCracken receives no compensation in his capacity as a director. See “Executive Compensation” beginning on page 42 for information on Mr. McCracken’s 2025 executive compensation.
(5)	Suzanne P. Nimocks retired from the Board effective May 1, 2025.

Ovintiv Inc.	2026 Proxy Statement | 39

Securities Ownership

Securities Ownership of Officers and Directors

The following table provides information with respect to the ownership of securities by each director, each NEO named in the Summary Compensation Table on page 53, and the directors and executive officers as a group, all as of March 10, 2026. Unless otherwise noted, voting power and investment power are exercisable solely by the named person, and no shares of Ovintiv common stock were pledged as security by such person. As of March 10, 2026, all of the Company’s directors and officers meet, or are on track to meet, the ownership guidelines within the required period.

Name of Beneficial Owner	Aggregate Number of Shares and Stock Options Beneficially Owned(1)	RSUs, PSUs, and Stock Options(2)	Total Ownership	Percentage of Outstanding Shares of Common Stock

Sippy Chhina	6,479	–	6,479	*

Corey Code	161,546	172,683	334,229	*

Peter A. Dea	90,592	–	90,592	*

Meghan Eilers	70,110	116,057	186,167	*

Meg A. Gentle	28,678	–	28,678	*

Greg Givens	133,079	196,225	329,304	*

Gregory P. Hill	–	–	–	*

Ralph Izzo	17,005	–	17,005	*

Terri G. King	5,042	–	5,042	*

Howard J. Mayson	45,780	–	45,780	*

Brendan M. McCracken	299,193	559,675	858,868	*

Rachel Moore	89,305	92,183	181,488	*

Steven W. Nance	40,561	–	40,561	*

George Pita	23,087	–	23,087	*

Thomas G. Ricks	193,001	–	193,001	*

Brian G. Shaw	63,055	–	63,055	*

All directors and executive officers as a group(3)	1,266,513	1,136,823	2,403,336

Notes:

*	Less than 1% of issued and outstanding shares of Ovintiv common stock as of March 10, 2026.
(1)

The amounts set forth in this column represent, in respect of each applicable director and officer, the sum of; (i) the number of shares of Ovintiv common stock in respect of which such director or officer had sole or shared voting or investment power as of March 10, 2026; and (ii) the number of shares of Ovintiv common stock that may be received by such director or officer upon the exercise of “in-the-money” stock options. Restricted Share Units (“RSUs”) or Performance Share Units (“PSUs”) held by such director or officer that are exercisable on or before May 10, 2026 based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on March 10, 2026 (US$52.90) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on March 10, 2026 (C$71.86) for Canada-based directors and officers.

(2)

The amounts set forth in this column represent, in respect of each applicable director and officer, the number of shares of Ovintiv common stock that would be received by each applicable director or officer upon the stock-settlement of the RSUs, PSUs and stock options, as applicable, held by each such director or officer pursuant to the Omnibus Incentive Plan with a vesting date after May 10, 2026, based on, for the purposes of this table, the closing price of shares of Ovintiv common stock on the NYSE on March 10, 2026 (US$52.90) for U.S. based directors and officers, and the closing price of shares of Ovintiv common stock on the TSX on March 10, 2026 (C$71.86) for Canada-based directors and officers. For the purposes of this calculation, PSUs are valued at target level, however the actual number of shares of Ovintiv common stock deliverable based on actual performance may equal up to 200% of the target level. The RSUs, PSUs and stock options granted to the listed directors and officers pursuant to the Omnibus Incentive Plan may be settled in cash or in shares of Ovintiv common stock, as determined by the HRC Committee in its sole discretion. Because such awards will not vest on or before May 10, 2026. the shares of Ovintiv common stock associated with such awards are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(3)	As of March 10, 2026, these numbers include 16 persons, 11 independent directors, and 5 executive officers.

40 | 2026 Proxy Statement	Ovintiv Inc.

Delinquent Section 16(a) Reports

Based solely on our review of copies of reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934 (as amended) and written representations that no other such reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% shareholders that filed any reports for the year ended December 31, 2025 reported all transactions on a timely basis.

Principal Shareholders

The table below provides the number of shares of Ovintiv common stock held by persons known by us to be the beneficial owners of more than five percent of our issued and outstanding shares of common stock, as of the date of such shareholders’ Schedule 13G filings with the SEC.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares of Common Stock

1 The Vanguard Group(1)	29,104,675	10.3%

2 BlackRock, Inc.(2)	23,450,783	8.3%

3 FMR LLC(3)	20,798,632	7.3%

Notes:

(1)

Information based on a Schedule 13G/A filed with the SEC on January 31, 2025. Such filing indicates that The Vanguard Group, on its own behalf and on behalf of its subsidiaries and affiliates identified therein, has sole voting power with respect to none of the reported shares, shared voting power with respect to 171,970 of the reported shares, sole dispositive power with respect to 29,104,675 of the reported shares and shared dispositive power with respect to 358,776 of the reported shares. The address for such shareholder is 100 Vanguard Blvd, Malvern, PA 19355. The percentage of outstanding shares of common stock is based on the total outstanding of reported shares on March 9, 2026.

(2)

Information based on a Schedule 13G/A filed with the SEC on July 17, 2025. Such filing indicates that BlackRock, Inc., on its own behalf and on behalf of its subsidiaries and affiliates identified therein, has sole voting power with respect to 22,668,722 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 23,450,783 of the reported shares and shared dispositive power with respect to none of the reported shares. The address for such shareholder is 50 Hudson Yards, New York, NY 10001. The percentage of outstanding shares of common stock is based on the total outstanding of reported shares on March 9, 2026.

(3)

Information based on a Schedule 13G/A filed with the SEC on November 5, 2025. Such filing indicates that FMR LLC, on its own behalf and on behalf of its subsidiaries and affiliates identified therein, has sole voting power with respect to 20,071,470 of the reported shares, shared voting power with respect to none of the reported shares, sole dispositive power with respect to 20,798,632 of the reported shares and shared dispositive power with respect to none of the reported shares. The address for such shareholder is 245 Summer Street, Boston, Massachusetts 02210. The percentage of outstanding shares of common stock is based on the total outstanding of reported shares on March 9, 2026.

Ovintiv Inc.	2026 Proxy Statement | 41

EXECUTIVE COMPENSATION

Item 2:   Advisory Vote to Approve Compensation of Named Executive Officers: The Board recommends you vote FOR this proposal

The Board has overseen the strategic evolution of Ovintiv that continues to drive long-term value creation for our shareholders. Consistent with that value creation objective, the HRC Committee has developed a compensation program that delivers compensation commensurate with short- and long-term performance against key strategic goals.

Under Section 14A of the Exchange Act, we must provide our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, our NEOs compensation as disclosed in this Proxy Statement. The next advisory vote to approve executive compensation will be held at our 2027 Annual Meeting.

This Compensation Discussion and Analysis (“CD&A”):

•	IDENTIFIES the Company’s named executive officers for 2025;

•	DESCRIBES Ovintiv’s key compensation principles and approach to compensation governance;

•	EXPLAINS each component of Ovintiv’s executive compensation program; and

•	OUTLINES 2025 performance and compensation realized by the Company’s NEOs based on that performance.

Named Executive Officers

This CD&A describes our compensation practices and the compensation awarded or paid to each of our NEOs during the last completed fiscal year. For the year ended December 31, 2025, the Company’s NEOs consisted of the following:

Name	Title	Business Experience

Brendan McCracken President & Chief Executive Officer • Age: 50

Mr. McCracken was appointed President in 2020 and Chief Executive Officer of the Company in 2021. He joined one of Ovintiv’s predecessor companies in 1997 and assumed a variety of leadership roles, including appointments as Executive Vice-President, Corporate Development & External Affairs in 2019 and Vice-President & General Manager of Canadian Operations in 2017.

Corey Code Executive Vice-President & Chief Financial Officer • Age: 52

Mr. Code was appointed Executive Vice-President & Chief Financial Officer of the Company in 2019. He joined one of Ovintiv’s predecessor companies in 1999 and assumed a variety of leadership roles, including Vice-President, Investor Relations and Strategy in 2018 and Vice-President, Investor Relations in 2017.

Greg Givens Executive Vice-President & Chief Operating Officer • Age: 53

Mr. Givens was appointed Executive Vice-President & Chief Operating Officer of the Company in 2019. He joined the Company in 2018 as Vice-President and General Manager of Texas Operations. Prior to joining the Company, Mr. Givens was Vice-President Eagle Ford of EP Energy (a public oil and gas company) from 2012 to 2017.

Meghan Eilers Executive Vice-President, Midstream & Marketing and General Counsel • Age: 44

Ms. Eilers was appointed Executive Vice-President, General Counsel and Corporate Secretary in 2022, with the role expanding to include midstream and marketing operations in 2024. She joined Ovintiv in 2019 as Vice-President, Legal Operations. Ms. Eilers came to Ovintiv in 2019 through the Newfield merger, where she had served as Newfield’s Associate General Counsel. Prior to joining Newfield, Ms. Eilers served in several positions at Noble Energy from 2007 to 2018.

Rachel Moore Executive Vice-President, Corporate Services • Age: 54

Ms. Moore was appointed Executive Vice-President, Corporate Services of the Company in 2020. Ms. Moore joined Ovintiv in 2015 as Vice-President of Human Resources. Prior to joining the Company, Ms. Moore held a variety of senior leadership positions across multiple industries.

42 | 2026 Proxy Statement	Ovintiv Inc.

Compensation Key Principles

Key Principle	Application to Executive Compensation

Alignment with shareholders	Compensation consists largely of at risk, performance-based LTI awards tied to critical performance goals needed to achieve long-term, sustainable value for our shareholders

Metrics are rigorously set to tie to key deliverables aligned with the Company’s annual and long-term objectives

Ovintiv’s 2025 Say-on-Pay vote received 93.96% support, which demonstrates shareholders’ strong support for our executive compensation practices and pay for performance alignment

Pay for performance	91% of total target direct compensation for our CEO and 84% of total target direct compensation for our other NEOs is tied to Ovintiv’s financial, operational, and TSR results

Annual bonus is determined by execution of financial and other key measures approved by the Board and contained in our Company Scorecard

The HRC Committee establishes rigorous targets for the annual bonus and strategic portion of our performance share units (“PSU”) program that align with the delivery of our strategic direction

Market-competitive pay	Compensation is designed around median target performance measured against our Peer Group (as defined on page 50 of this Proxy Statement)

Sound risk management	The HRC Committee is made up of independent directors and retains an independent compensation consultant

We conduct annual risk assessments of our compensation programs and implement programs that reflect governance best practices

Ovintiv Inc.	2026 Proxy Statement | 43

Compensation Governance

The following table outlines the executive compensation governance best practices that we follow and the practices we prohibit.

Practices We Follow	• Maintain an independent HRC Committee whose members have the necessary skills, knowledge and experience
• Retain an independent compensation consultant that provides no other services on behalf of management
• Grant LTIs with payouts that are tied directly to absolute stock price performance and relative stock price performance
• Cap payouts for executive annual bonus awards and PSU grants
• Maintain “double trigger” vesting provisions for cash severance payable to our executives upon a change in control
• Maintain “double trigger” accelerated vesting provisions for all LTI grants
• Impose executive compensation clawback requirements and robust stock ownership guidelines

Practices We Prohibit	• Re-pricing, option exchanges, or cancellations of LTI grants
• Gross-up of executive compensation, including perquisites or incentive awards, to account for taxes
• Excessive severance packages or guaranteed compensation for any executive
• “Single trigger” vesting of LTI awards granted in 2018 and onward
• Hedging and short-selling of Ovintiv stock by directors, officers and employees

Role of the Committee

The HRC Committee meets at least quarterly through the fiscal year. In the beginning of the fiscal year, the HRC Committee establishes the Company’s scorecard metrics to determine annual compensation for that year and approves the terms of LTI awards. These determinations are made with input from management as well as the Board’s independent compensation advisor, FW Cook. The Company’s progress towards both scorecard and performance-based LTI metrics are tracked throughout the year at each committee meeting. The HRC Committee is regularly advised of and considers trends in executive compensation, the status of its current and potential future peer groups, and performs other various duties laid out in its charter. Following the end of each fiscal year, the HRC Committee meets to consider and determine bonus compensation for that year.

Role of Management

The CEO provides advice and recommendations to the HRC Committee regarding named executive officer pay. This input is grounded in the CEO’s analysis of the named executive officer’s performance and considers market analyses provided by FW Cook. The CEO makes suggestions to the HRC Committee on named executive officer base salary changes, short term incentive plan targets, and LTI awards. The HRC Committee takes the CEO’s input into account, along with advice and recommendations from FW Cook, in making their compensation determinations for the non-CEO named executive officers. The HRC Committee, along with Board, establish the parameters and evaluate the performance of the CEO, for the purpose of setting the CEO’s compensation with input from its independent compensation consultant.

44 | 2026 Proxy Statement	Ovintiv Inc.

Named Executive Officer Pay Mix

Components of Our Executive Compensation Program

Executive compensation at Ovintiv is market-competitive and aligns pay with performance. Base salary and target short- and long-term pay levels are determined based on comparisons to a carefully selected group of industry peers. Our compensation program is summarized below.

	Element	Form of Award	Period	Program Components

Fixed	Base Salary (page 46)	Cash	One year	Determined by applying multiple factors including:
• Scope of responsibilities
• Experience
• Performance
• Market data from our Peer Group

At risk	Annual Bonus (page 46)	Cash, with an option to defer 25% or 50% into DSUs	One year	• Performance-based
• Annual bonus payouts to our ELT, including our NEOs, are based entirely on Company Scorecard
• Company Scorecard measures performance relative to Board-approved metrics and goals (described on page 47 of this Proxy Statement)
	LTI (page 48)	RSUs	Grants vest annually in equal thirds generally subject to be continued employment through the vesting date	• Promotes retention
• Realized value based on stock price performance
• RSUs granted under the Company’s Omnibus Incentive Plan are currently settled in stock
		PSUs	“Cliff vest” after three-year performance-period, generally subject to continued employment through the vesting date	• Performance-based
• Realized value determined by our TSR performance relative to our Peer Group (described on page 50), as well as achievement of key strategic financial measures
• Maximum payout of 200% of target, but capped at 100% if absolute TSR is negative over performance period
• PSUs granted under the Company’s Omnibus Incentive Plan can be settled in stock or cash

Ovintiv Inc.	2026 Proxy Statement | 45

2025 Compensation Program

Base Salary

Base salaries for the NEOs are determined using market data from our Peer Group (as defined on page 50 of this Proxy Statement) and are reviewed every year at the HRC Committee’s February meeting. Base salary levels are set taking into account the market median, with adjustments to account for factors such as an individual’s time in role, experience level and expertise. In 2025, each NEO received a modest base salary increase intended to keep their base salary positioned in the median market range.

The table below shows the 2025 year-end base salary for each NEO.

NEO	Position	2025 Base Salary(1)	2024 Base Salary(1)

Brendan McCracken	President & Chief Executive Officer	$1,200,000	$1,140,000

Corey Code	Executive Vice-President & Chief Financial Officer	$ 596,070	$ 567,430

Greg Givens	Executive Vice-President & Chief Operating Officer	$ 720,000	$ 690,000

Meghan Eilers	Executive Vice-President, Midstream & Marketing and General Counsel	$ 525,000	$ 500,000

Rachel Moore	Executive Vice-President, Corporate Services	$ 463,610	$ 445,710

Note:

(1)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

Annual Bonus

All employees participate in our annual bonus plan, which provides an opportunity to earn a cash award based on performance against a combination of Company metrics and individual objectives for the year. The annual bonus is designed to motivate employees to pursue our key business performance objectives. In setting the targets and ranges for each metric, we employ stress tests to ensure that there is appropriate alignment between performance and payouts.

The portion of the annual bonus tied to Company performance versus individual performance varies by job level. For NEOs, a Company score is calculated following the end of the year based on Ovintiv’s performance against the metrics set out in the Company Scorecard (the “Company Score”). The Company Score provides the baseline payout percentage for annual bonuses and includes an automatic 10 points downward adjustment should the Company experience a serious safety event during the year. Additionally, the Board retains discretion to adjust final payouts either up or down (within a range of -25% to +25%), to reflect unforeseen circumstances that occurred in the year.

Employee Deferred Share Unit Plan

Under the Employee Deferred Share Unit Plan (“Employee DSU Plan”), executives can convert either 25% or 50% of their annual bonus award into DSUs. To defer part of an annual bonus award into DSUs, an executive must make an election prior to December 31 of the preceding calendar year. Once an election is made, the number of DSUs credited to an executive is calculated as follows:

DSUs are settled in cash and are payable only after an executive separates from service of Ovintiv. No NEOs participated in the Employee DSU Plan in 2025.

46 | 2026 Proxy Statement	Ovintiv Inc.

Company Scorecard Metrics and Performance

The following metrics were selected in 2025 for our Company Scorecard. These metrics align with the key components of our strategic plan and our key environmental and safety initiatives and serve as the building blocks of strong financial returns for shareholders.

Scorecard Metric(1)	Key Goals

Free Cash Flow(2)	• Achieve Free Cash Flow of $1.851 Billion

Capital Efficiency(3)	• Achieve Capital Efficiency of $16,200/BOE/d

Total Costs(4)	• Achieve Total Costs of $13.35/BOE

Total Production	• Achieve annual production of 614 MBOE/d

Environment & Safety	• Achieve TRIF of 0.18(5) Achieve Recordable Injury Severity of 0.15(6) • Achieve GHG Intensity of 13.60(7) • Achieve Spill Intensity of 0.023(8)

Notes:

(1)	Company Scorecard performance metrics and targets are updated annually to reflect changes in priorities and the macro environment.
(2)	Free Cash Flow† is a non-GAAP measure as defined in Schedule A of this Proxy Statement.
(3)	Capital Efficiency is defined as capital invested per barrel of oil equivalent per day (“BOE/d”) for wedge production in the calendar year.
(4)	Total Costs† is a non-GAAP measure as defined in Schedule A of this Proxy Statement.
(5)	TRIF equals Recordable Injuries X 200,000 divided by Total Exposure Hours.
(6)

Recordable Injury Severity is calculated as a simple average of the severity of all recordable injures experienced in the year; severity is determined using the US Workers Compensation Injury Classification System.

(7)	GHG Intensity equals Scope 1 & 2 MT CO2e/Mboe.
(8)	Spill Intensity equals Produced Liquids Spilled (bbls) divided by Total Produced Liquids (mbbls).

Our HRC Committee rigorously tested multiple scenarios to determine the appropriate threshold, target and maximum performance goal for each metric. Considerations included benchmark and geographical pricing sensitivities, operational efficiency, results of scenario analysis, funding and corporate financial statement implications and comparison to peer companies and industry trends.

The threshold, target and maximum ranges shown below reflect the Company Scorecard as approved by the Board for 2025.

2025 Company Scorecard

Notes:

(1)	Scorecard targets based on 2025 Budget and adjusted for acquisitions and divestitures.
(2)	For additional information regarding non-GAAP measures, refer to Schedule A of this Proxy Statement.
(3)	Recordable Injury Severity = primary injury severity + (50% * supplemental injury severitie(s)).
(4)	10-point deduction override in the event of a fatality, regardless of performance against safety target.

Ovintiv Inc.	2026 Proxy Statement | 47

SAFETY: A FOUNDATIONAL VALUE

Safety is one of our foundational values, and a strong safety culture is foundational to our everyday work, which is why we include safety metrics on our Company Scorecard. Our focus through 2025 was to continue to enhance our safety culture and processes with several key initiatives centered on serious injury prevention. Our unwavering commitment is to ensure every person working on our sites goes home to their family safe at the end of the day.

Board Discretion

The final bonus paid to NEOs is the product of the NEO’s target bonus and the Company Score subject to the Board’s discretion to adjust that result within a range of -25% to +25% if there are material unforeseen events or major dislocations in the industry during the year. In addition, the Board can adjust individual NEO scores within a range of -20% to +20% to reflect individual performance. Regardless of any Board discretionary adjustments, the maximum payout is capped at 200%.

Use of Board Discretion

The Board made no discretionary adjustments to NEO 2025 bonuses.

2025 Annual Bonus Results

Following application of the above Company Score, the annual bonus payments to our CEO and other NEOs for 2025 are shown below.

	Bonus Target (% of Base Salary)(1)		Target Bonus(2)(3) ($)	Total Actual Bonus(2) ($)
	Target	Maximum

Brendan McCracken	128.75%	257.5%	$1,526,250	$2,136,750

Corey Code	100%	200%	$ 588,910	$ 824,474

Greg Givens	100%	200%	$ 712,500	$ 997,500

Meghan Eilers	77.5%	155%	$ 402,500	$ 563,500

Rachel Moore	77.5%	155%	$ 356,165	$ 498,631

Notes:

(1)

Annual bonus targets as a percentage of salary were unchanged in 2025 for Mr. Code and Mr. Givens. Mr. McCracken’s Target Bonus increased to 130% on April 1, 2025, and Ms. Eilers’ and Ms. Moore’s Target bonus each increased to 80% on April 1, 2025. Amounts shown reflect final targets for the year after giving effect to these mid-year adjustments.

(2)	Canadian dollar amounts have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).
(3)	Target bonus is based on 2025 blended salary amounts with salary and Target Bonus adjustments occurring on April 1, 2025, where applicable.

Long-Term Incentive Awards

LTI awards make up the largest portion of target compensation for our executives. These awards, which are primarily performance-based, are designed to incentivize delivery of our strategy and long-term value creation and payout of these awards correlates with Ovintiv’s stock price performance. LTI awards are granted annually, following approval by the HRC Committee. In setting the target value of LTI awards, the HRC Committee reviews individual performance, retention risk, internal equity and overall market competitiveness.

As described on page 49 of this Proxy Statement, the Company’s 2025 compensation program employed two LTI vehicles: RSUs and PSUs. In 2025, 50% of LTI awards granted to the Company’s NEOs were in the form of RSUs and 50% were in the form of PSUs. Compensation from RSUs is based solely on the Company’s stock price over the performance period. PSUs are performance-based, and compensation is only earned if the Company’s stock price performance is above the 25th percentile relative to the PSU Performance Peer Group and if strategic milestones are met.

48 | 2026 Proxy Statement	Ovintiv Inc.

LTI Awards Granted in 2025

Details of LTI awards granted to the NEOs in 2025 are shown below. The realized value of the 2025 LTI awards will be determined at the time of vesting based on the NEO’s continued service over the vesting period and company and stock price performance.

	RSUs		PSUs

	# of Units	Target Value(1) ($)	Target # of Units	Target Value(1)(2) ($)

Brendan McCracken	127,742	4,950,003	127,742	4,950,003

Corey Code	39,314	1,575,208	39,314	1,575,208

Greg Givens	45,162	1,750,028	45,162	1,750,028

Meghan Eilers	25,807	1,000,021	25,807	1,000,021

Rachel Moore	20,551	823,424	20,551	823,424

Notes:

(1)

Amounts awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025). Target value is the value approved by the HRC Committee, which is then converted to a number of units based on preceding the 5-day volume weighted average price of shares of Ovintiv common stock as reported on the NYSE/TSX on the date of grant.

(2)

Actual payouts will range from 0 to 200% of the units granted plus reinvested dividends based on Relative TSR (50%) and Return on Invested Capital (50%) performance over the three-year performance period ending December 31, 2027.

2025 PSUs

The performance metrics for 2025 PSU awards are Relative TSR and ROIC, creating strong alignment between executive compensation and the shareholder experience. The performance metrics for 2025 PSU awards, together with the weighting and rationale for each metric, are set out below.

2025 PSU Metric	Weighting	Measurement	Rationale for Metric

Relative TSR	50%	Three-year TSR relative to our Peer Group	Aligned with the interest and experience of our shareholders

Return on Invested Capital	50%	Three-year return on the 2025 capital program from wedge production and cash flow	Aligned with capital discipline and performance and removes impact of prices

2023 PSU Settlement

PSU awards granted in 2023 were similar in structure to the 2025 awards. Vesting and payout of 2023 PSU awards was assessed by the HRC Committee at its February 2026 meeting. The following table summarizes the payout ranges, the results achieved, and the final payouts for the 2023 PSU awards based on Relative TSR and ROIC over the three-year period beginning January 1, 2023, and ending December 31, 2025.

Ovintiv Inc.	2026 Proxy Statement | 49

2025 Peer Group

We use one peer group for purposes of benchmarking executive compensation and assessing PSU performance (our “Peer Group”). In order to remain competitive and retain top talent, we define our compensation market as a group of North American industry peers of a similar size, industry focus and geography as Ovintiv, and select our

Peer Group accordingly. The HRC Committee is careful to include relevant E&P-focused companies, as their performance is similarly linked to changes in commodity prices during similar measurement periods. All members of our Peer Group meet the following criteria:

Peer Group: Evaluation Criteria

Financial and operational comparability	• total assets • production • product mix	• enterprise value • market capitalization • revenues

Nature and scope of operations	• primarily North American operations • operate in similar North American plays	• upstream E&P

Identified as competitive peer	• competitor for executive talent • competitor for investment capital	• identified internally or externally as a peer to Ovintiv

2025 Peer Group

Antero Resources Corporation	Devon Energy Corporation	Murphy Oil Corporation

APA Corporation	Diamondback Energy, Inc.	Occidental Petroleum Corporation

ARC Resources Ltd.	EOG Resources Inc.	Permian Resources Group

Canadian Natural Resources Ltd.	EQT Corporation	Range Resources Corporation

Chord Energy Corp.	Expand Energy Corporation	S&P 400 Index

Civitas Resources Inc.	Hess Corporation(1)	XOP

Coterra Energy Inc.	Matador Resources

Additions	Deletions

ARC Resources Ltd.	Chesapeake Energy Corporation

Chord Energy Corp.	Enerplus Corporation

EQT Corporation	Marathon Oil

Expand Energy Corporation	Pioneer National Resources Company

Matador Resources

Note:

(1)	In July 2025, Hess Corporation was acquired by Chevron Corporation.

The HRC Committee assesses market competitiveness of compensation for the CEO and other members of the ELT each year using data from the Peer Group. To remain competitive, we set annual target compensation for our executives around the median (or 50th percentile) of executives with comparable roles within our Peer Group. Target compensation may be set above or below the median based on various factors, including time in role, sustained performance over time, readiness for promotion, skillset and experience relative to external market counterparts.

50 | 2026 Proxy Statement	Ovintiv Inc.

Independent Compensation Advisors

The HRC Committee retains FW Cook as its independent compensation consultant to provide objective expertise on executive compensation matters, including peer benchmarking, market analysis, incentive plan design, and assessments of pay-for-performance alignment. FW Cook also advises the Committee on evolving market practices, regulatory developments, and investor perspectives relevant to executive compensation. FW Cook reports directly to the HRC Committee Chair, and the HRC Committee retains sole authority over the engagement, scope of services, and fees of FW Cook.

Compensation Risk Management

THE BOARD AND HRC COMMITTEE USE A STRUCTURED DECISION-MAKING PROCESS TO MITIGATE COMPENSATION-RELATED RISK

The Board and the HRC Committee mitigate compensation-related risk using a structured decision-making process and program safeguards. The HRC Committee’s structured approach to compensation risk is designed to discourage inadvertent or undue risk-taking by incorporating risk management principles directly into our program design, actively considering risk as a key element of compensation decision-making and requiring annual compensation program risk assessments.

Our annual compensation risk assessments are reviewed, and often conducted, by the HRC Committee’s independent compensation consultant. The most recent risk assessment found that our executive and broad-based compensation programs do not create risks that are reasonably likely to have a material adverse effect on Ovintiv.

Specific examples of how our program incorporates compensation risk management include:

  use of balanced, financial and operational performance metrics in our Board-approved Company Scorecard;

  use of a balanced mix of vehicles in our annual LTI grants;

  imposition of vesting and payout maximums (or caps) in our PSU grants; and

  application of our incentive program consistently across Ovintiv, so all employees, including our executives, are pursuing the same objectives.

We believe these features reduce risk by diversifying rewards and eliminating reliance on any single or limited number of performance measures to determine executive incentive compensation. Compensation-related risk is mitigated through our corporate governance practices, which include robust stock ownership guidelines, an Incentive Compensation Clawback Policy, and prohibitions regarding hedging of equity awards and stock — all of which apply to incentive-based compensation granted to our executives.

Executive Stock Ownership Guidelines

Ovintiv’s executives and vice-presidents must achieve minimum stock ownership levels within five years of being appointed to their positions. An individual who receives a promotion resulting in an increased stock ownership target is given an additional five-year period to meet the new target. Targets are calculated as a multiple of annual base salary. Stock ownership is calculated based on the aggregate value of: (i) owned shares of Ovintiv common stock (including beneficial ownership); (ii) RSU holdings; (iii) DSU holdings; and (iv) other Ovintiv securities as may be approved by the Board.

The following table illustrates each NEO’s stock ownership requirement and actual stock ownership as of March 10, 2026.

	Ownership Requirement (Multiple of Base Salary)	Current Ownership (Multiple of Base Salary)

Brendan McCracken	5	17.5

Corey Code	3	15.6

Greg Givens	3	11.7

Meghan Eilers	3	8.9

Rachel Moore	3	10.9

Ovintiv Inc.	2026 Proxy Statement | 51

Incentive Compensation Clawback Policy

Our Amended and Restated Incentive Compensation Clawback Policy (“Clawback Policy”) applies if:

•	Ovintiv is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under applicable securities laws; and

•	incentive-based compensation received by a current or former executive in respect of years to which the restatement pertains exceeds the amount that would have been received under the restatement.
Where such circumstances exist, the Company will recover the amount of any incentive-based compensation received by an executive during the recovery period that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. The Company may effect any recovery pursuant to the Clawback Policy by requiring payment of such amount(s) to the Company, by set-off,
by reducing future compensation, or by such other means or combination of means as the HRC Committee determines to be appropriate. The Company does not indemnify executives against the loss of any incentive-based compensation pursuant to the Clawback Policy.
Our Clawback Policy is intended to be consistent with the requirements of Rule
10D-1
and Section 303A.14 of the NYSE Listed Company Manual.

Equity Grant Timing
The Company currently approves equity awards to our executive officers at the regularly scheduled HRC Committee and Board meetings in February, with awards granted in March of each year. The Board generally grants director equity awards each year immediately following our annual meeting of shareholders. The Company may also consider and approve interim or mid-year
grants from time to time based on business needs and may change its equity grant practices in the future. The Company does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Indebtedness of Directors and Executive Officers
As of the date of this Proxy Statement, there is not, and since January 1, 2025, there has not been, any indebtedness outstanding by, or any guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by, Ovintiv or its subsidiaries to any of our current or former directors (including the director nominees) or executive officers or any of their respective associates.

Compensation Committee Report
The HRC Committee has reviewed, commented on and discussed with management this CD&A for the year ending December 31, 2025. Based on that review and discussion, the HRC Committee recommended to the Board that it be included in this Proxy Statement for the Meeting.
Human Resources and Compensation Committee
   Meg Gentle
   Howard Mayson
   Thomas Ricks

52 | 2026 Proxy Statement	Ovintiv Inc.

Executive Compensation Tables

Summary Compensation Table

The table below shows the compensation paid or awarded to each of our NEOs in the last three years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(2)

Brendan McCracken President & Chief Executive Officer	2025	1,185,000	9,900,005	—	2,136,750	—	471,385	13,693,140
	2024	1,130,000	9,400,049	—	2,005,750	—	495,876	13,031,675
	2023	1,082,500	7,750,017	—	2,543,875	—	407,547	11,783,939

Corey Code Executive Vice-President & Chief Financial Officer	2025	588,910	3,150,416	—	824,474	—	137,282	4,701,082
	2024	561,165	2,864,060	—	796,854	—	132,091	4,354,170
	2023	529,840	2,148,038	—	996,099	—	125,519	3,799,496

Greg Givens Executive Vice-President & Chief Operating Officer	2025	712,500	3,500,055	—	997,500	—	162,997	5,373,052
	2024	683,750	3,500,071	—	970,925	—	154,569	5,309,315
	2023	656,250	3,000,087	—	1,233,750	—	150,528	5,040,615

Meghan Eilers Executive Vice- President, Midstream & Marketing and General Counsel	2025	518,750	2,000,043	—	563,500	—	121,463	3,203,756
	2024	495,000	2,000,055	—	492,030	—	121,536	3,108,621
	2023	472,500	1,500,044	—	621,810	—	117,599	2,711,953

Rachel Moore Executive Vice-President, Corporate Services	2025	459,135	1,646,849	—	498,631	—	116,395	2,721,010
	2024	440,340	1,432,030	—	437,698	—	112,721	2,422,789
	2023	418,860	1,145,667	—	551,220	—	108,117	2,223,864

Notes:

(1)

Grant date fair value is calculated by multiplying the number of granted units by the VWAP of shares of Ovintiv common stock, on the five trading days immediately prior to the March 10, 2025 grant date (US$38.75 or C$55.96), the March 8, 2024 grant date (US$49.45 or C$67.12) (for 2024 awards), and the March 8, 2023 grant date (US$44.48 or C$60.72) (for 2023 awards). PSU and RSU compensation expenses are accounted for on a fair value basis, as required by U.S. GAAP, disregarding the effect of estimated forfeitures. The values reported in this column for 2025 PSU awards were computed based on the achievement of target level performance for each award. The values of the 2025 PSU awards at the grant date if the highest level of performance conditions were achieved would be as follows: Mr. McCracken-$9,900,005; Mr. Code-$3,150,416; Mr. Givens-$3,500,055; Ms. Eilers-$2,000,043; and Ms. Moore-$1,646,849.

(2)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using the same exchange rate (for each year above) of C$1.00 = US$0.716 (which is the average exchange rate for 2025) for year-over-year comparability.

Ovintiv Inc.	2026 Proxy Statement | 53

All Other Compensation Table

The table below provides a breakdown of all other benefits and perquisites received by each of our NEOs in 2025:

Name	Year	Company Contributions to Retirement Plans ($)(1)	Life Spending Allowance ($)(2)	Company Aircraft ($)(3)	Investment Plan ($)	Other Perquisites and Benefits ($)(4)	Total ($)(5)

Brendan McCracken	2025	215,154	39,600	213,571	—	3,060	471,385

Corey Code	2025	65,271	28,354	—	29,446	14,211	137,282

Greg Givens	2025	114,705	39,600	—	—	8,692	162,997

Meghan Eilers	2025	78,875	39,600	—	—	2,988	121,463

Rachel Moore	2025	50,993	28,354	—	22,957	14,091	116,395

Notes:

(1)

The amounts in this column represent the matching contributions made by the Company for the benefit of the NEOs under the defined contribution plan and non-qualified deferred compensation plan. These plans are discussed in further detail in “Retirement and Other Benefits” on page 56.

(2)

The life spending allowance provides employees the flexibility to use this money in a manner that is most meaningful to them, such as transportation/parking, fitness club memberships, financial consulting, personal vehicles, etc.

(3)

The amounts in this column represent the aggregate cost to Ovintiv of personal aircraft use, which is calculated based on Ovintiv’s average variable operating costs including fuel, repairs and maintenance, landing and ramp fees and other miscellaneous variable costs.

(4)	The amounts in this column include limited personal club memberships and taxable benefit of Company parking.
(5)	All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

Grants of Plan-Based Awards for 2025

The following table provides information about 2025 annual bonus opportunities and LTI awards granted to our NEOs in 2025 under the Omnibus Incentive Plan.

	Type of award	Grant Date	Approval Date	Estimated future payouts under non-equity incentive plan awards(1)(4)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4)
Name				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brendan McCracken				$763,125	$1,526,250	$3,052,500
	RSU	3/10/2025	2/21/2025							127,742	$4,950,003
	PSU	3/10/2025	2/21/2025				—	127,742	255,484		$4,950,003
Corey Code				$294,455	$588,910	$1,177,820
	RSU	3/10/2025	2/21/2025							39,314	$1,575,208
	PSU	3/10/2025	2/21/2025				—	39,314	78,628		$1,575,208
Greg Givens				$356,250	$712,500	$1,425,000
	RSU	3/10/2025	2/21/2025							45,162	$1,750,028
	PSU	3/10/2025	2/21/2025				—	45,162	90,324		$1,750,028
Meghan Eilers				$201,250	$402,500	$805,000
	RSU	3/10/2025	2/21/2025							25,807	$1,000,021
	PSU	3/10/2025	2/21/2025				—	25,807	51,614		$1,000,021
Rachel Moore				$178,083	$356,165	$712,331
	RSU	3/10/2025	2/21/2025							20,551	$823,424
	PSU	3/10/2025	2/21/2025				—	20,551	41,102		$823,424

Notes:

(1)

Represents 2025 annual bonus program opportunities. “Threshold” represents the lowest payout if the threshold level of performance is achieved for every performance metric. “Maximum” represents a payout at 200 percent of target. The actual amounts paid for 2025 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 53 of this Proxy Statement.

(2)

These columns reflect the potential payout range, in units, of PSUs granted in 2025. PSU awards cliff vest at three years from the grant date. Actual payouts will range from 0 to 200 percent of the target units granted plus reinvested dividends based on Relative TSR (50 percent) and Return on Invested Capital (50 percent) over the three-year performance period ending December 31, 2027.

(3)	RSU awards plus any accumulated dividend equivalents vest annually over a three-year period.
(4)	Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

54 | 2026 Proxy Statement	Ovintiv Inc.

Outstanding Equity Awards at Fiscal Year End

The following table shows outstanding equity awards held by the NEOs as of December 31, 2025.

						Stock Awards

	Stock Option Awards(1)					RSUs		PSUs

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Stock Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2)(3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(3) ($)
Brendan McCracken						230,256	$9,023,733	311,860	$12,221,793
	10,598			$22.95	09/10/2026
Corey Code						70,484	$2,714,595	94,631	$ 3,644,584
Greg Givens						83,728	$3,281,300	114,823	$ 4,499,913
	15,058			$35.80	03/08/2026
Meghan Eilers						46,972	$1,840,833	63,411	$ 2,485,077
Rachel Moore						36,462	$1,404,284	48,990	$ 1,886,783

Notes:

(1)	Stock option awards are currently fully vested and expire seven years from grant date.

(2)

Represent the aggregate number of unvested Restricted share units granted on March 8, 2023, March 8, 2024 and March 10, 2025. The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2025. Awards to U.S. based NEOs were valued based on the NYSE (US$39.19), and those to Canadian-based NEOs were valued based on the TSX (C$53.79). Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

(3)

Represent the aggregate number of unvested Performance share units granted on March 8, 2023, March 8, 2024 and March 10, 2025. The values shown in this column are based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2025. Awards to U.S. based NEOs were valued based on the NYSE (US$39.19), and those to Canadian-based NEOs were valued based on the TSX (C$53.79). The performance metric applied for the 2023 PSU grant is based on a payout of 84%, 2024 and 2025 PSU grants are based on a payout of 100% of the respective target. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

Ovintiv Inc.	2026 Proxy Statement | 55

Stock Option Exercises and Stock Vested for 2025

The following table provides information relating to the value realized upon the exercise of stock options and the vesting of RSUs and PSUs under the Company’s incentive plans during the last fiscal year.

			Stock Awards

	Stock Option Awards		RSUs		PSUs

Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1)(2) ($)	Number of shares acquired on vesting(3) (#)	Value realized on vesting(1)(4) ($)

Brendan McCracken	10,373	67,632	91,172	3,469,668	96,222	3,641,014

Corey Code	34,840	296,297	27,297	1,073,552	28,893	1,131,586

Greg Givens	17,826	345,290	33,633	1,279,495	33,180	1,255,520

Meghan Eilers	3,710	24,041	17,106	650,252	14,600	552,437

Rachel Moore	6,427	31,936	14,321	563,259	15,760	617,229

Notes:

(1)

The value realized on shares acquired on exercise is based on the difference between the closing price per share of Ovintiv common stock on the date of exercise and the grant price. Canadian dollar awards have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.716 (average exchange rate for 2025).

(2)	The values realized upon vesting for RSUs are based on the closing price on the NYSE or TSX at March 7, 2025 (US$38.55 and C$55.45) and at March 10, 2025 (US$37.84 and C$54.70).
(3)	The performance multiplier for the 2022 PSU grant was determined to be 115%.
(4)	The values realized upon vesting for 2022 PSUs are based on the closing price on the NYSE or TSX at March 7, 2025 (US$38.55 and C$55.45).

Retirement and Other Benefits

Ovintiv provides retirement and other benefits to our NEOs as described below.

U.S. Defined Contribution Plans

Messrs. McCracken and Givens and Ms. Eilers participate in the Ovintiv USA Retirement Plan. Ovintiv contributes 8% of base salary to a participant’s defined contribution account. Similar to the Canadian Investment Plan, participant contributions are matched by Ovintiv up to 5% of base salary. Participants select among various investment options and manage their own accounts. As with the supplemental component of the Canadian Plan, Ovintiv also credits an amount equal to 8% of the executives’ annual bonus award (to a maximum of 67% of base salary for the CEO and 40% for the other NEOs) to a U.S. non-qualified Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan provides non-qualified benefits in excess of those permitted (under the Ovintiv USA Retirement Plan) by the Tax Code.

Canadian Registered and Supplemental Pension Plans

Our Canadian-based executives participate in our registered pension plan and supplemental pension plan (collectively, the “Canadian Plan”). Pension contributions to the registered plan are payable up to the level permitted by the Income Tax Act. Contributions beyond this level are made to the supplemental plan. The Canadian Plan has an active defined contribution component. Pensionable earnings, for purposes of the Canadian Plan, include a base salary and annual bonus award (capped to a maximum of base salary of 67% for the CEO and 40% for other NEOs).

Canadian Defined Contribution Plan

Mr. Code and Ms. Moore participate in the defined contribution component of the Canadian Plan. Ovintiv contributes 8% of pensionable earnings to an individual’s defined contribution account. Participants select from a variety of investment options and manage their own accounts.

Canadian Investment Plan

Our Canadian-based executives are also eligible to participate in our Canadian Investment Plan. Participants contribute up to a maximum of 25% base salary to self-selected investment options. Ovintiv matches these contributions to a maximum of 5% of base salary in shares of Ovintiv common stock purchased on the open market.

Welfare Benefits

NEOs participate in the same Company-sponsored welfare benefit programs as Ovintiv’s other employees, based on the country in which they reside.

56 | 2026 Proxy Statement	Ovintiv Inc.

Cash Payment in Lieu of Perquisites

Ovintiv provides employees, including NEOs, with a cash payment in lieu of offering specific perquisites.

Additional CEO Benefits

Mr. McCracken received additional benefits as part of his compensation arrangements entered into when he was appointed as CEO. These benefits include a prescribed-value annual allowance for personal travel on Company-owned aircraft. These benefits are treated as employment income and are fully taxable. Mr. McCracken receives no tax gross-ups or loans in respect of the travel allowance, and any unused balance at year-end is forfeited and canceled. See “All Other Compensation” column for Mr. McCracken in the Summary Compensation Table on page 53 of this Proxy Statement.

2025 Non-qualified Deferred Compensation

The table below provides information relating to the compensation deferred during fiscal year 2025 under the terms of the NQDC by the NEOs:

Name	Plan	Executive contributions in last fiscal year(1) ($)	Registrant contributions in last fiscal year(2)(5) ($)	Aggregate earnings in last fiscal year(3)(5) ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end(4)(6) ($)

Brendan McCracken	NQDC	—	169,654	101,226	—	831,372

Corey Code	Supplemental	—	41,063	28,051	—	231,858

	DSU	—	—	(1,007)	—	110,960

Greg Givens	NQDC	—	69,205	64,573	—	438,962

Meghan Eilers	NQDC	—	36,438	17,086	—	146,760

Rachel Moore	Supplemental	—	26,786	18,268	—	134,757

Notes:

(1)	These include contributions made through election in the NQDC Plan and deferrals elected by NEOs through the Employee DSU Plan. No such contributions were made by the NEOs in 2025.

(2)

These include contributions made by Ovintiv to the NEO through the NQDC Plan, Employee DSU Plans, and Canadian Supplemental Pension Plan. These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table on page 53 of this Proxy Statement. Mr. McCraken, Mr. Givens, and Ms. Eilers have contributions through NQDC Plans. Ms. Moore has contributions through a Canadian Supplemental Pension Plan. Mr. Code has contributions through both a DSU Plan and a Canadian Supplemental Pension Plan.

(3)

Earnings are not included in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 53 of this Proxy Statement as they are not above-market or preferential earnings.

(4)

The aggregate balances shown in this column include the following amount that was reported in the Summary Compensation Table in previous years: Mr. McCracken $474,694; Mr. Code $94,548; Mr. Givens $246,194; Ms. Eilers $77,281; and Ms. Moore $44,020.

(5)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the average exchange rate during 2025 of C$1.00 = US$0.716.

(6)	Canadian amounts are converted from Canadian dollars to U.S. dollars using the December 31, 2025 exchange rate of C$1.00 = US$0.730.

Ovintiv Inc.	2026 Proxy Statement | 57

Potential Payments Upon Termination or Change in Control

Ovintiv does not have general employment contracts with our NEOs; however, each NEO has a change in control (“CIC”) agreement that provides for payment of severance and other termination benefits upon a qualifying termination following a CIC. The treatment of each NEO’s LTI awards upon a termination of employment following a CIC is governed by the applicable LTI plan. The relevant terms of our executive CIC arrangements and treatment of LTI awards are summarized in the table below.

Application	CEO and all other ELT members.

Trigger

A CIC and subsequent termination of executive’s employment within 24 months either: (i) by Ovintiv other than for Cause; or (ii) by the executive for Good Reason. Cause is defined as anything that would constitute “just cause” for the summary of your employment at common law. Good Reason is defined as a material adverse change in your employment terms.

Severance

Lump sum cash payment equal to 2.5 times (or 3.0 times for Mr. McCracken) the sum of the executive’s base salary, annual allowance, professional membership fees reimbursement, matching contributions to investment plan, and annual bonus award (based on average bonus award paid over preceding three years).

Benefits

Continuation of health, dental, life, disability, and accident insurance benefits (or a lump sum payment in lieu), career counseling, financial counseling, and executive benefits for 30 months (or 36 months in the case of Mr. McCracken).

Pension

Continued accrual or crediting of contributions (for Defined Contribution pension plan participants) or cash payment equal to the value thereof for 30 months (or 36 months in the case of Mr. McCracken).

Stock Options/SARs	All unvested stock options/stock appreciation rights (“SARs”) vest immediately and remain exercisable until the earlier of 24 months and the expiration date.

PSUs	All outstanding PSUs immediately vest and become payable at the level specified in the plan document and at the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

RSUs	Any unvested RSUs immediately vest and are payable based on the price at which shares of Ovintiv common stock are valued for purposes of the CIC.

TREATMENT OF LTIs UPON TERMINATION OR CHANGE IN CONTROL

Voluntary or Involuntary Termination Outside a CIC; Retirement

Upon termination under the age of 55, all RSUs, PSUs and unvested stock options are forfeited and canceled, and any vested stock options must be exercised within 60 business days of termination.

Upon early retirement between the ages of 55 to 60, whether initiated by Ovintiv or due to the applicable employee’s resignation: (i) unvested RSUs and PSUs vest on a pro-rated basis based on the number of months from the grant date to the date of retirement, and are paid at the scheduled vesting date; (ii) vested stock options or SARs must be exercised within six months of termination of employment; and (iii) unvested options or SARs are canceled.

Upon retirement above the age of 60, whether initiated by Ovintiv or due to the applicable employee’s resignation, all outstanding RSUs, PSUs and stock options/SARs will continue to vest according to the vesting schedule, with any vested options or SARs exercisable up to the expiry date.

Termination Following a CIC	Our LTI award agreements incorporate “double trigger” vesting provisions. For all LTI awards held by our NEOs, both a CIC and subsequent termination, of the executive by the Company (other than for “Cause”) or by the executive for “Good Reason”, in each case, within 24 months following the CIC is required for unvested LTIs to immediately vest.

Termination Due to Death

Treatment of LTIs upon the death of a NEO is similar to treatment of LTIs for a voluntary or involuntary termination outside a CIC, with the exception that individuals under the age of 55 at the time of death are treated in the same manner as an early retirement between the ages of 55 and 60.

58 | 2026 Proxy Statement	Ovintiv Inc.

The following table illustrates the amount of compensation payable to each of our NEOs assuming various termination scenarios or a change in control of the Company as if such event occurred on December 31, 2025. The amounts shown below are calculated as of December 31, 2025, and all Canadian dollar amounts have been converted to U.S. dollars using the Bank of Canada exchange rate in effect on such date (being C$1.00 = US$0.730).

	Voluntary Termination ($)	Involuntary Termination Without Cause(9) ($)		Involuntary Termination Within a Change-in-Control(9) ($)		Termination Due to Death(9) ($)

Brendan McCracken

Salary Severance		2,400,000	(1)	3,600,000	(1)

Annual Incentive Plan		4,050,583	(2)	6,075,875	(2)

Value of Unvested LTIs				21,840,273	(3)	11,562,147

Incremental Value (Pension Benefits)		440,640	(4)	660,960	(4)

Other Compensation and Benefits		85,319	(7)	127,979	(7)

TOTAL:		6,976,542	(8)	32,305,087		11,562,147

Corey Code

Salary Severance				1,518,480	(1)

Annual Incentive Plan				2,022,588	(2)

Value of Unvested LTIs				6,648,919	(3)	3,473,395

Incremental Value (Pension Benefits)				170,070	(5)

Other Compensation and Benefits				183,449	(7)

TOTAL:				10,543,506		3,473,395

Greg Givens

Salary Severance				1,800,000	(1)

Annual Incentive Plan				2,430,979	(2)

Value of Unvested LTIs				8,011,455	(3)	4,320,384

Incremental Value (Pension Benefits)				291,600	(6)

Other Compensation and Benefits				107,505	(7)

TOTAL:				12,641,539		4,320,384

Meghan Eilers

Salary Severance				1,312,500	(1)

Annual Incentive Plan				1,263,617	(2)

Value of Unvested LTIs				4,441,011	(3)	2,339,447

Incremental Value (Pension Benefits)				212,625	(6)

Other Compensation and Benefits				101,850	(7)

TOTAL:				7,331,603		2,339,447

Rachel Moore

Salary Severance				1,181,040	(1)

Annual Incentive Plan				1,142,193	(2)

Value of Unvested LTIs				3,443,686	(3)	1,801,236

Incremental Value (Pension Benefits)				132,276	(5)

Other Compensation and Benefits				166,277	(7)

TOTAL:				6,065,472		1,801,236

Notes:

(1)

Calculated using 2.5 times NEOs’ base salary, or for the CEO’s in a non-change in control termination 2.0 times and for a change in control termination 3.0 times CEO’s base salary, each as in effect at December 31, 2025.

(2)

Calculated based on the greater of (i) 2.5 times (or 2.0 times for CEO in non-change in control termination and 3.0 times in a change in control termination) current target Bonus or (ii) 2.5 times (or 2.0 times for CEO in non-change in control termination and 3.0 times in a change in control termination) the average of annual bonus award paid in the immediately preceding three years from 2023 to 2025, inclusive.

(3)

The PSU amounts have been valued, for illustration purposes, based on a payout of 100% of the respective target amount using the NYSE or TSX closing price of shares of Ovintiv common stock, on December 31, 2025, or US$39.19 and C$53.79 respectively. Value of 2025, 2024 and 2023 RSU grants reflects all RSUs outstanding as of December 31, 2025 valued, for illustration purposes, based on the NYSE or TSX closing price of shares of Ovintiv common stock on December 31, 2025, or US$39.19 and C$53.79 respectively.

(4)

In the event of a CIC and termination of employment, Mr. McCracken would be compensated based on additional service for purposes of his U.S. Defined Contribution Pension Plan participation of 36 months or, in the case of a non-change in control termination, 24 months. The incremental value is equal to 13% of two times his annual base salary plus 8% of two times his annual bonus (capped at 67% of base salary).

(5)

In the event of a CIC and termination of employment, Mr. Code and Ms. Moore would be compensated based on additional service for purposes of their Canadian Defined Contribution Pension Plan participation of 30 months. The incremental value is equal to 8% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(6)

In the event of a CIC and termination of employment, Mr. Givens and Ms. Eilers would be compensated based on additional service for purposes of their U.S. Defined Contribution Pension Plan participation of 30 months. The incremental value is equal to 13% of two times their annual base salary plus 8% of two times their annual bonus (capped at 40% of base salary).

(7)

Includes other compensation, including perquisites, annual allowances and five percent matching of participant contributions, calculated using 30 months for NEOs, or for the CEO, in a non-change in control termination 30 months and for a change in control termination 36 months.

(8)	Reflects estimated value for without cause termination pursuant to Mr. McCracken’s offer of employment dated June 8, 2021.

(9)

All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (exchange rate for December 31, 2025).

Ovintiv Inc.	2026 Proxy Statement | 59

CEO PAY RATIO

Mr. McCracken’s 2025 annual total target compensation was $13,693,140 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for 2025 calculated in accordance with Item 402 of Regulation S-K (which includes 2025 base salary, grant date fair value of LTI awards, annual bonus, Company contributions to retirement plan, annual allowance and other benefits) was $194,016. As a result, in accordance with Item 402(u) of Regulation S-K, we estimate that Mr. McCracken’s 2025 annual total compensation was approximately 70.6 times that of our median employee. The median employee was determined based on actual 2025 total compensation for the period from January 1, 2025 to December 31, 2025, for the employee population as of December 31, 2025. We used a foreign exchange rate of C$1.00 = US$0.716 (the average exchange rate during 2025) to convert Canadian compensation into U.S. dollars for purposes of comparison.

The rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLANS

The following table presents information regarding securities authorized for issuance under the Company’s equity compensation plans, including equity awards outstanding under the Company’s LTI plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	4,247,483	(1)	$48.91	3,542,787(2)

Equity compensation plans not approved by security holders	None		None	None

Total	4,247,483		$48.91	3,542,787(2)

Notes:

(1)	Includes RSUs, PSUs (calculated at 100% of target), and TSARs.
(2)	As of December 31, 2025, a total of 7,790,270 shares remained available for issuance under the Company’s Equity Compensation Plans.

60 | 2026 Proxy Statement	Ovintiv Inc.

PAY V. PERFORMANCE
The Company’s pay versus performance tables and information, which discloses information about the relationship between executive compensation paid and the financial performance of the Company can be found in in the table below.
Pay v. Performance Table and Information

Year	Summary Compensation Table Total For PEO (Brendan McCracken) (1)	Summary Compensation Table Total For PEO (Doug Suttles) (1)	Compensation Actually Paid to PEO (Brendan McCracken) (2)	Compensation Actually Paid to PEO (Doug Suttles)	Average Summary Compensation Total For Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Cumulative TSR (3)	Peer Group Cumulative TSR (4)	Post-tax Net Income ($ MM)	Free Cash Flow ($ MM) (5)

2025	$13,693,140	$ —	$ 8,890,488	$ —	$3,999,725	$2,549,944	$300.61	$235.92	$1,242	$1,673

2024	$13,031,675	$ —	$10,678,223	$ —	$3,798,724	$2,621,244	$301.38	$240.71	$1,125	$1,961
2023	$11,783,939	$ —	$ 7,356,908	$ —	$3,683,506	$5,462,766	$318.93	$246.09	$2,085	$1,194
2022	$10,165,373	$ —	$10,743,260	$ —	$2,837,632	$7,651,094	$360.29	$238.18	$3,637	$2,374
2021	$ 8,639,482	$12,127,629	$ 7,651,094	$27,173,054	$2,257,947	$4,143,852	$236.96	$165.68	$1,416	$ 1,730
Notes:
(1)	The PEO and Other NEOs for the applicable years were as follows:
•	2025: Brendan McCracken served as PEO, Corey Code, Greg Givens, Meghan Eilers and Rachel Moore served as the other NEOs
•	2024: Brendan McCracken served as PEO, Corey Code, Greg Givens, Meghan Eilers and Rachel Moore served as the other NEOs
•	2023: Brendan McCracken served as PEO, Corey Code, Greg Givens, Renee Zemljak and Meghan Eilers served as the other NEOs
•	2022: Brendan McCracken served as PEO, Corey Code, Greg Givens, Renee Zemljak and Rachel Moore served as the other NEOs
•	2021: Brendan McCracken and Doug Suttles each served as PEO for a portion of the year. Corey Code, Greg Givens, Renee Zemljak and Joanne Cox served as the other NEOs
(2)	The amounts disclosed reflect adjustments to the “Total” amounts in the Summary Com pen sation Table per the table below.

	2025		2024		2023
	PEO (Brendan McCracken)	Average for Other NEOs	PEO (Brendan McCracken)	Average for Other NEOs (1)	PEO (Brendan McCracken)	Average for Other NEOs (1)

Summary Compensation Table Total	$13,693,140	$ 3,999,725	$ 13,031,675	$ 3,798,724	$ 11,783,939	$ 3,683,506

Reported Value of Equity Awards	$ (9,900,005)	$(2,574,341)	$ (9,400,049)	$(2,449,054)	$ (7,750,017)	$ (2,112,047)

Reported Change in Pension Value	$ —	$ —	$ —	$ —	$ —	$ —

Adjustments

Year End Fair Value of Equity Awards Granted During Year	$ 410,536	$ 44,775	$ (1,484,042)	$ (333,033)	$ 118,686	$ 16,150

Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years as of Year End	$ (2,603,707)	$ (744,443)	$ (3,089,752)	$ (649,169)	$ (5,198,389)	$(1,146,038)

Change in Fair Value from Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	$ 7,290,524	$ 1,824,228	$11,620,391	$ 2,253,776	$ 8,402,689	$ 5,021,195

Total Equity Award Adjustments	$ 5,097,353	$ 1,124,560	$ 7,046,597	$ 1,271,574	$ 3,322,986	$ 3,891,307

Compensation Actually Paid	$ 8,890,488	$ 2,549,944	$10,678,223	$ 2,621,244	$ 7,356,908	$ 5,462,766
Note:
(A)
All amounts are presented in U.S. dollars. Amounts paid or awarded in Canadian dollars have been converted to U.S. dollars using an exchange rate of C$1.00 = US$0.730 (exchange rate for December 31, 2025).

(3)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2020.

(4)	The peer group used for this purpose is the SPDR Oil & Gas Exploration & Production ETF.
(5)	Free Cash Flow † is a non-GAAP measure as defined in Schedule A of this Proxy Statement.

Ovintiv Inc.	2026 Proxy Statement | 61

Table of Contents
Certain Relationships between Information Presented in the Pay versus Performance Table
As described in more detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance
philosophy designed to align executives with shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information
presented in the Pay versus Performance table.
Compensation Actually Paid, Cumulative TSR and Peer Group TSR

62 | 2026 Proxy Statement	Ovintiv Inc.

Table of Contents
Compensation
Actually Paid and Net Income

Compensation Actually Paid and
Non-GAAP
Free Cash Flow
†

Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
1. Free Cash Flow
†
2. Capital Efficiency
3. Relative TSR
4. Return on Invested Capital

Ovintiv Inc.	2026 Proxy Statement | 63

AUDIT MATTERS

Item 3. Ratify PricewaterhouseCoopers LLP as Independent Auditors: The Board recommends you vote FOR this proposal

You are voting on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditor of Ovintiv until the next annual meeting of shareholders.

The Audit Committee has authority and responsibility to review and evaluate Ovintiv’s independent auditors and to recommend to the Board whether to propose the reappointment of such independent auditors at the Meeting. The Audit Committee is also responsible for compensation, retention, and general oversight of the work of the independent auditors. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as Ovintiv’s independent auditors until the close of the next annual meeting of shareholders and shareholders are being asked to ratify such appointment. PwC (including its predecessors) has served as the Company’s independent auditors for over 10 years.

Evaluation and Selection of Independent Auditors

The Audit Committee believes that the continued retention of PwC as Ovintiv’s independent auditors is in the best interest of the Company and its shareholders and accordingly, on February 19, 2026, the Committee approved the continued appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Factors considered by the Audit Committee in reaching this determination included:

• PwC’s independence • PwC’s technical expertise and knowledge of Ovintiv’s operations and industry • Appropriateness of PwC’s fees	• The quality and efficiency of services provided by PwC • External data on audit quality and performance, including PCAOB reports • PwC’s tenure as independent auditor

Audit Fees and All Other Fees

The Audit Committee is responsible for approving audit and permissible non-audit services provided by the independent auditors and associated fees. The following table provides information about fees for audit and permissible non-audit services rendered by PwC during fiscal years 2025 and 2024.

(US$ thousands)	2025(4)	2024(4)

Audit Fees(1)	2,612	1,735

Tax Fees(2)	533	308

All Other Fees(3)	4	4

Total	3,149	2,047

Notes:

(1)

Audit fees consist of fees for the audit of Ovintiv’s annual financial statements (including required quarterly reviews), subsidiary audits, or services that are normally provided in connection with statutory and regulatory filings or engagements. Additionally, during fiscal 2025, the services provided in this category included regulatory filings in connection with the Montney Acquisition and Uinta disposition, and other regulatory consents.

(2)

Tax fees consist of fees for tax compliance services, tax advice and tax planning. During fiscal 2025 and 2024, the services provided in this category included assistance and advice in relation to the preparation of corporate income tax returns, transaction planning, legislative interpretations, and tax audits/reassessments.

(3)

During fiscal 2025 and 2024, the services provided in this category included the payment of maintenance fees associated with a research tool that grants access to a comprehensive library of financial reporting and assurance literature.

(4)	Amounts paid in Canadian dollars have been converted to U.S. dollars using an average exchange rate of C$1.00 = US$0.716 for 2025 (C$1.00 = US$0.730 for 2024).

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded the provision of such services by PwC was compatible with the firm’s independence in conduct of its auditing functions. Ovintiv did not rely on the de minimis exemption provided by Section (c)(7)(i)(C) of Rule 2-01 of SEC Regulation S-X in 2025 or 2024.

64 | 2026 Proxy Statement	Ovintiv Inc.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditors. The Audit Committee has established a budget for the provision of a specified list of audit and permitted non-audit services that the committee believes to be typical, recurring, or otherwise likely to be provided by PwC. It retains flexibility through the year to review as need may arise. Any such decision remains with the Audit Committee, not management.

Other Information

One or more representatives of PwC will attend the Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification

The ratification of PwC as Ovintiv’s independent auditors requires an affirmative majority of the votes duly cast at the Meeting. Although shareholder ratification is not required, the Board is submitting the appointment of PwC to the shareholders for ratification as a matter of responsible corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PwC as the Company’s independent auditors. In addition, even if the shareholders ratify the appointment of PwC, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Report of the Audit Committee

Primary Responsibilities

Management is responsible for preparing Ovintiv’s consolidated financial statements, managing accounting and financial reporting processes, devising and maintaining systems of internal controls over financial reporting, and assessing the effectiveness of internal controls over financial reporting. The independent auditor is responsible for performing an independent audit of Ovintiv’s consolidated financial statements and internal controls over financial reporting. The Audit Committee’s primary responsibility is to monitor and oversee these processes and procedures on behalf of the Board.

The Audit Committee operates under an Audit Committee Charter adopted by the Board that outlines its responsibilities and practices. The Audit Committee Charter is available on Ovintiv’s website under the “Investors-Corporate Governance” tab.

Oversight of Independent Auditors

The Audit Committee monitors the qualifications, performance and independence of Ovintiv’s independent auditors and recommends to the Board on an annual basis whether to propose the reappointment of the current independent auditors at the next annual meeting of shareholders or propose the appointment of another auditor. PwC served as Ovintiv’s independent auditors for the year ended December 31, 2025, and, subject to an affirmative majority of the votes duly cast at the Meeting, will be reappointed to that role at the Meeting until the close of the next annual meeting of shareholders.

The Audit Committee has discussed with the independent auditors those matters required to be discussed under the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received written disclosures and the letter from the independent auditors required by the PCAOB regulating the independent auditors’ communication with the Audit Committee concerning independence and has discussed with the independent auditors their independence from management and Ovintiv generally, as well as whether the provision of non-audit services by PwC is compatible with maintaining auditor independence.

The Audit Committee has reviewed and discussed together with management and the independent auditors the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the results of management’s assessment of the effectiveness of Ovintiv’s internal controls over financial reporting, and the independent auditors’ audit of those internal controls over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Ovintiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

The Audit Committee consists of George Pita, Sippy Chhina, Meg Gentle, and Brian Shaw.

The Audit Committee

Ovintiv Inc.	2026 Proxy Statement | 65

REGULATORY MATTERS

Schedule A: Advisory Regarding Non-GAAP Measures

Ovintiv’s consolidated financial statements for the year ended December 31, 2025 are presented in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Certain measures in this Proxy Statement do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. This Proxy Statement contains references to non-GAAP measures as follows:

Non-GAAP Cash Flow, Non-GAAP Free Cash Flow

Non-GAAP Cash Flow (or Cash Flow) is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Non-GAAP Free Cash Flow (or Free Cash Flow) is Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Management believes these measures are useful to the Company and its investors as a measure of operating and financial performance across periods and against other companies in the industry, and are an indication of the Company’s ability to generate cash to finance capital investment programs, to service debt and to meet other financial obligations. These measures are used, along with other measures, in the calculation of certain performance targets for the Company’s management and employees. Non-GAAP Cash Flow is also referenced in the Company’s 2025 Annual Report on Form 10-K in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations on page 51.

($ millions)	2025

Cash From (used in) Operating Activities	3,652

Deduct (Add back):

Net change in other assets and liabilities	(40)

Net change in non-cash working capital	(93)

Non-GAAP Cash Flow	3,785

Less: capital expenditures	2,147

Non-GAAP Free Cash Flow	1,638

Other Adjustments(1)	35

Non-GAAP Free Cash Flow, including Other Adjustments(2)	1,673

Notes:

(1)	Other adjustments includes cash settled long-term incentive costs, capitalized long-term incentive costs, restructuring costs, transaction costs and one-time legal costs.
(2)	This measure is used as an internal metric for the Company’s Scorecard.

Net Debt

Net Debt is defined as long-term debt, including the current portion, less cash and cash equivalents.

($ millions)	2025

Long-Term Debt, Including Current Portion	5,202

Less: Cash and Cash Equivalents	35

Net Debt	5,167

66 | 2026 Proxy Statement	Ovintiv Inc.

Non-GAAP Total Costs

Non-GAAP Total Costs is defined as the summation of production, mineral and other taxes, upstream transportation and processing expense, upstream operating expense and administrative expense, excluding the impact of long-term incentive, restructuring, transaction and legal costs, and current expected credit losses. It is calculated as total operating expenses excluding non-upstream operating costs and non-cash items which include operating expenses from marketing activities, and the Corporate and Other segment, depreciation, depletion and amortization, impairments, accretion of asset retirement obligation, long-term incentive, restructuring, transaction and legal costs, and current expected credit losses. When presented on a per BOE basis, Non-GAAP Total Costs is divided by production volumes. Management believes this measure is useful to the Company and its investors as a measure of operational efficiency across periods.

($ millions)	2025

Total Operating Expenses	7,777

Deduct (add back):

Operating expenses from marketing activities	1,486

Depreciation, depletion and amortization	2,179

Impairments	920

Accretion of asset retirement obligation	28

Long-term incentive costs	57

Restructuring, transaction and legal costs	13

Non-GAAP Total Costs	3,094

Divided by:

Production Volumes (MMBOE)	224.3

Non-GAAP Total Costs ($/BOE)	13.79

Non-GAAP Total Costs	3,094

Other Adjustments(1)	(173)

Non-GAAP Total Costs, including Other Adjustments(2)	2,921

Divided by:

Production Volumes (MMBOE)	224.3

Non-GAAP Total Costs, including Other Adjustments(2) ($/BOE)	13.02

Notes:

(1)	Other adjustments excludes production, mineral and other taxes and includes capitalized indirect costs.
(2)	This measure is used as an internal metric for the Company’s Scorecard.

Ovintiv Inc.	2026 Proxy Statement | 67

FREQUENTLY ASKED QUESTIONS

Please read this section carefully for important information on how to vote your shares of Ovintiv common stock.

When is the Meeting?

The Meeting will be held at 8:00 a.m. (Mountain Time) on May 6, 2026. The Meeting will be held virtually. Shareholders as of the Record Date can participate in the Meeting by visiting www.virtualshareholdermeeting.com/ovv2026. If you wish to only listen to the Meeting, you can simply follow the Meeting link and sign on. If you wish to vote or ask a question during the Meeting, you will need the control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

Only shareholders as of the close of business on the Record Date are entitled to vote at the Meeting, or at any adjournments or postponements thereof.

Am I a registered or non-registered shareholder?

You are a registered shareholder if you hold shares of Ovintiv common stock in your own name. If your name appears on a certificate for shares of Ovintiv common stock, you are a registered shareholder.

You are a non-registered shareholder if your shares of Ovintiv common stock are not registered in your name and are instead registered in the name of a nominee, such as a trustee, financial institution or securities broker. If your shares of Ovintiv common stock are listed in an account statement provided to you by your broker, you are likely a non-registered shareholder.

How do I vote?

Registered Shareholders

If you are a registered shareholder as of the Record Date, you can vote your shares of Ovintiv common stock using the methods described below.

YOU CAN VOTE YOUR SHARES OF OVINTIV COMMON STOCK IN ANY OF THE FOLLOWING WAYS:

ONLINE

Before the Meeting, you may vote your shares through the Internet by following the directions on your proxy card or Notice of Internet Availability of Proxy Materials. Internet voting is available 24 hours a day. To vote online, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

PHONE

Call 1-800-690-6903 from a touch-tone phone and follow the voice instructions. To vote by phone, you will need the control number located on your proxy card or Notice of Internet Availability of Proxy Materials.

MAIL If you received a proxy card by mail, you can complete, sign and date the form and return it by mail using the postage-paid envelope included in your package.

AT THE MEETING

Shareholders can vote at the Meeting by visiting www.virtualshareholdermeeting.com/ovv2026. To vote at the Meeting, you will need the control number included on your proxy card or Notice of Internet Availability of Proxy Materials.

Non-Registered Shareholders

If you are a non-registered shareholder as of the Record Date, please refer to the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you to vote in advance of the Meeting.

68 | 2026 Proxy Statement	Ovintiv Inc.

Who is soliciting my proxy?

The Board is soliciting proxies in connection with the Meeting. This solicitation is being made primarily by mail, but proxies may also be solicited personally by directors, employees or agents of Ovintiv using telephone, email or other electronic means.

Who pays for the proxy solicitation?

Ovintiv pays the costs of preparing, printing and distributing the proxy materials used in the solicitation of proxies. These costs may include the reimbursement of brokers and other entities who incur costs forwarding proxy materials to Ovintiv’s non-registered shareholders. Ovintiv has retained Innisfree M&A Incorporated (“Innisfree”) to assist with the solicitation of proxies. Aggregate fees payable to Innisfree in connection with the solicitation of proxies will be approximately $25,000, plus reasonable out-of-pocket disbursements.

What is the deadline to return my voting instructions?

The deadline for submitting voting instructions by Internet, telephone or mail as a registered shareholder is 9:59 p.m., MT, on May 5, 2026. For shareholders whose shares are registered in the name of a bank, broker or another nominee, please refer to the information provided by your nominee for information about the deadline for submitting voting instructions.

How will my shares be voted if I am represented at the Meeting by proxy?

All shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the shareholder’s instructions.

What happens if I return a proxy card without voting instructions?

If you submit a proxy and do not provide instructions regarding any matter identified in the Notice of the Meeting, your shares will be voted by the proxy holders as follows:

•	FOR the election of each of the 11 director nominees nominated in this Proxy Statement;

•	FOR advisory approval of the Company’s executive compensation; and

•	FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

What should I do if I receive more than one form of proxy or voting instruction form?

If some of your shares are registered in your name and some are registered in the name of one or more nominees (such as a bank or broker), you will need to return more than one proxy card in order to vote all of your shares.

Please follow the instructions provided on the proxy card carefully, as the voting process differs for registered and non-registered shareholders.

Can I change or revoke my proxy once I have given it?

If you are a registered shareholder, you can change or revoke your proxy prior to the vote being taken at the Meeting by:

•	submitting a written notice to Ovintiv’s Corporate Secretary at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado, 80202 prior to the Meeting;

•	submitting a new proxy or new voting instructions bearing a later date through any of the voting methods described above; or

•	voting online at the Meeting.

If you are a non-registered shareholder, you can change or revoke your proxy by following the specific instructions provided to you by your respective bank, broker or other nominee. Non-registered shareholders who have voted and wish to change their voting instructions should contact their nominee as soon as possible to ensure any changes to voting instructions are communicated sufficiently in advance of the Meeting.

Only the latest validly executed proxy that you submit will be counted.

What is the quorum requirement for the Meeting?

The quorum requirement for the Meeting is a majority of all outstanding shares of Ovintiv common stock entitled to vote at the Meeting, either present in person or represented by proxy. As of March 9, 2026, the Record Date, there were 283,335,463 issued and outstanding shares of Ovintiv common stock.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are providing access to this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, via the Internet using the U.S. SEC’s “notice and access” system. As a result, a Notice of Internet Availability of Proxy Materials will be mailed to each shareholder of record as of the Record Date. Shareholders may choose to access our proxy materials on the website referenced in the Notice of Internet Availability of Proxy Materials or may request to receive a printed set of our proxy materials.

How can I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice of Internet Availability of Proxy Materials will find instructions on how to obtain a paper copy of such materials on their notice.

How many votes do I have?

You have one vote for each share of Ovintiv common stock that you held as of the close of business on the Record Date.

Ovintiv Inc.	2026 Proxy Statement | 69

What happens if amendments, variations, or other matters are brought before the Meeting?

The appointee or appointees named in your proxy card will have discretionary authority to vote on any amendments or variations to the matters identified in the Notice of the Meeting and on any other matters that properly come before the Meeting. As of the date of this Proxy Statement, management is not aware of any such amendment, variation or other matter.

What is a broker non-vote?

Without specific instructions, U.S. brokers and their agents or nominees cannot vote shares of common stock for their clients on certain proposals. Without specific instructions, Canadian brokers and their agents or nominees cannot vote shares of common stock for their clients. If the beneficial owner does not provide voting instructions and the broker elects to vote the beneficial owner’s shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other nominees may generally vote on routine matters without instructions from a beneficial owner but cannot vote on non-routine matters. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Meeting but will not be tabulated in determining whether any of the items presented at the Meeting has obtained the requisite vote to be approved. Note that whether a proposal is considered routine or non-routine is subject to NYSE rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

What vote is required to approve each item?

In the election of directors, each nominee must receive more “FOR “ votes than “AGAINST” votes in order to be elected as a director. Abstentions and broker non-votes will have no effect on the election of directors.

For Item 2 (advisory approval of executive compensation), and Item 3 (ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors) the affirmative vote of a majority of the voting power of shares of stock of the Company present in person or represented by proxy and entitled to vote on the items will be required for approval. Abstentions will have the effect of a vote against these Items. Broker non-votes, if any, will have no effect on outcome of votes for these items.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will count the votes and act as inspectors of election for the Meeting. Broadridge maintains the confidentiality of individual shareholder votes, but proxies will be submitted to management if they contain comments clearly intended for management or to meet legal requirements.

Do shareholders have dissenters’ rights?

Ovintiv’s shareholders do not have dissenters’ rights or similar rights of appraisal regarding matters described in this Proxy Statement and do not have cumulative voting rights with respect to the election of directors.

Who can I contact if I have questions?

Innisfree M&A Incorporated

If you have questions about this Proxy Statement or require assistance completing your form of proxy or voting instruction form, please contact Innisfree at:

INNISFREE M&A INCORPORATED

Shareholders may call toll-free: (877) 750-0537

Banks and brokers may call collect: (212) 750-5833

Shareholder Proposals and Director Nominations

Proposals For Inclusion In Next Year’s Proxy Statement

Ovintiv is subject to the rules of the SEC under the Exchange Act with respect to shareholder proposals. Shareholder proposals submitted pursuant to SEC rules must be received no later than November 25, 2026 to be considered at Ovintiv’s 2027 Annual Meeting of Shareholders.

All shareholder proposals should be directed to the attention of the Corporate Secretary of Ovintiv, 370 17th Street, Suite 1700, Denver, Colorado 80202. Shareholders are advised that, under the rules of the SEC, the submission of a shareholder proposal does not guarantee its inclusion in the Company’s proxy materials. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Director Nominations For Inclusion In Next Year’s Proxy Statement

Ovintiv’s proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of Ovintiv’s outstanding common stock continuously for at least three years to nominate and include in Ovintiv’s proxy statement, director nominees constituting up to the greater of two individuals or 20% (rounding down), provided that any nominating shareholders and nominees satisfy certain requirements specified in the Ovintiv bylaws, including in respect to form of notice and timely delivery.

Any proxy access nomination notice must be received no earlier than October 26, 2026 and no later than November 25, 2026.

70 | 2026 Proxy Statement	Ovintiv Inc.

Other Shareholder Proposals And Director Nominations

If a shareholder wishes to propose items of business or nominate a director for election to the Board without including such proposal or nomination in Ovintiv’s proxy statement, that proposal or nomination must comply with the notice procedures set out in Sections 2.2 and 3.3 of Ovintiv’s bylaws (which includes information required by Rule 14a-19 of the Exchange Act), respectively. These procedures require that Ovintiv receive written notice of shareholder proposals and director nominees at least 90 days (and not more than 120 days) before the anniversary of the prior year’s annual meeting of shareholders, which will be no earlier than January 6, 2027 and no later than February 5, 2027 for Ovintiv’s 2027 Annual Meeting.

A copy of our amended and restated bylaws are filed on EDGAR and SEDAR+, and also are available on our website under the “Investors-Corporate Governance” tab.

Management is not aware of any business to be presented for action by shareholders at the Meeting other than the items referred to in this Proxy Statement.

Communication with the Board of Directors

Shareholders and other interested parties can communicate directly with our directors, including our Board Chair, at the following address:

Ovintiv Inc.

Attention:	Corporate Secretary 370 17th Street, Suite 1700 Denver, Colorado 80202 corporatesecretary@ovintiv.com

Shareholders can also direct inquiries to our investor relations personnel at investor.relations@ovintiv.com.

Ovintiv Inc.	2026 Proxy Statement | 71

ADDITIONAL SHAREHOLDER INFORMATION

Additional Information

Additional information about Ovintiv, including copies of our Proxy Statement and Annual Report (which includes our financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2025), is available on our website at www.ovintiv.com and can also be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR+ at www.sedarplus.com. Shareholders can also request copies of these documents, free of charge, by contacting our Investor Relations department:

Ovintiv Inc. Attention: Investor Relations 370 17th Street, Suite 1700 Denver, Colorado 80202

References to information contained on our website at www.ovintiv.com is not incorporated by reference into, and do not constitute a part of, this Proxy Statement.

Certain statements contained herein may constitute forward-looking statements or information within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially from the estimated or anticipated events or results expressed or implied in such forward-looking statements. For additional information on such assumptions, risks and uncertainties, please consult Ovintiv’s Annual Report on Form 10-K, which can be obtained by accessing Ovintiv’s profile on EDGAR at www.sec.gov or SEDAR+ at www.sedarplus.com. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Although Ovintiv believes such forward-looking statements are reasonable, there can be no assurance that they will prove to be correct.

Housing of Proxy Materials

Only one proxy statement is being delivered to multiple security holders sharing an address unless Ovintiv has received contrary instructions from one of the security holders. Ovintiv undertakes to deliver promptly upon written or oral request a separate copy of the proxy statement and provide instructions as to how a security holder can notify Ovintiv that such security holder wishes to receive a separate copy of the proxy statement. A security holder who wishes to receive a separate copy of the proxy statement can notify Ovintiv of such request by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300. Security holders sharing an address who are receiving multiple copies of annual reports to security holders or proxy statements can request the delivery of single copies of such documents by notifying Ovintiv by mail at Ovintiv Inc., 370 17th Street, Suite 1700, Denver, Colorado 80202 or telephone at (303) 623-2300.

72 | 2026 Proxy Statement	Ovintiv Inc.

Any questions and requests for assistance may be directed to:

Strategic Shareholder Advisor and Proxy Solicitation Agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

OVINTIV INC. 370 17TH STREET, SUITE 1700 DENVER, CO 80202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 p.m. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Virtually During The Meeting - Go to www.virtualshareholdermeeting.com/ovv2026

You may virtually attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 9:59 p.m. Mountain Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V86758-P41948 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVINTIV INC.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:
ITEM 1.	Election of the 11 Director Nominees Named in the Proxy Statement

Nominees:			For	Against	Abstain

	1a. Sippy Chhina		☐	☐	☐			For	Against	Abstain

	1b. Meg A. Gentle		☐	☐	☐	ITEM 2. Advisory Vote to Approve Compensation of Named Executive Officers		☐	☐	☐

	1c. Gregory P. Hil		☐	☐	☐	ITEM 3. Ratify PricewaterhouseCoopers LLP as Independent Auditors		☐	☐	☐
	1d. Ralph Izzo		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	1e. Terri G. King		☐	☐	☐

	1f. Howard J. Mayson		☐	☐	☐

	1g. Brendan M. McCracken		☐	☐	☐

	1h. Steven W. Nance		☐	☐	☐

	1i. George L. Pita		☐	☐	☐

	1j. Thomas G. Ricks		☐	☐	☐

	1k. Brian G. Shaw		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — —

V86759-P41948

OVINTIV INC. Annual Meeting of Shareholders May 6, 2026 8:00 AM (MT) This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter A. Dea and Brendan M. McCracken, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OVINTIV INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM (MT) on May 6, 2026, at www.virtualshareholdermeeting.com/ovv2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side